                                                                     EXHIBIT 2.1

                    FIRST AMENDMENT AND RESTATEMENT OF THE
                       STOCK PURCHASE AND SALE AGREEMENT


     This First Amendment and Restatement of the Stock Purchase and Sale Agreement is entered into as of December 23, 1996, among HCC Industries Inc., a Delaware corporation ("Company"), HCC Windward L.L.C., a Delaware limited liability company ("HCC Windward"), Windward Capital Associates, L.P., a Delaware limited partnership ("Windward"), Windward/Park HCC, L.L.C., a Delaware limited liability company ("Windward/Park"), Windward/Merchant, L.P., a Delaware limited partnership ("Windward/Merchant"), Windward/Merban, L.P., a Delaware limited partnership ("Windward/Merban", and collectively with Windward, Windward/Park and Windward/Merchant, the "Windward Entities"), Metropolitan Life Insurance Company, a New York corporation ("MetLife", and collectively with the Windward Entities, the "Buyer Entities" or "Buyer"), and each of the stockholders of the Company set forth on the signature pages hereto (each a "Seller" and collectively, the "Sellers").

                                   BACKGROUND

     A.  Sellers own all of the outstanding capital stock of the Company.

     B. The Windward Entities desire to acquire certain shares of Common Stock from the Company and the Company desires to sell such shares to the Windward Entities.

     C. The Company desires to repurchase certain shares of Common Stock of the Company from Sellers and Sellers desire to sell such shares to the Company.

     D. The Company, HCC Windward and the Sellers are party to the Stock Purchase and Sale Agreement dated as of December 23, 1996 (the "Original Agreement").

     E. The parties hereto desire to amend and modify the Original Agreement as set forth herein in accordance with Section 12.1 of the Original Agreement which provides that the Original Agreement may be amended only by written agreement of all parties thereto such that, among other things, Windward, Windward/Park, Windward/Merchant, Windward/Merban and MetLife shall each be made a party to the Original Agreement with certain rights and obligations as contemplated herein and the Buyer shall no longer be a party to the Original Agreement.

                                   AGREEMENT

     In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree that the Original Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          1.1     DEFINITIONS.
                  -----------

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used in this Agreement and the Exhibits, Schedules, and other documents delivered in connection herewith, have the meanings assigned to them in this Section 1.1.

          ACCOUNTANT means Coopers & Lybrand L.L.P., independent public accountants.

          ACTION means any action, claim, complaint, investigation, petition, suit, or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

          ADJUSTED NET WORTH means the excess of total assets of the Company and its Subsidiaries over total liabilities of the Company and its Subsidiaries determined in accordance with GAAP, as reflected in the Balance Sheet, the Estimated Closing Balance Sheet, or the Audited Closing Balance Sheet, as the case may be, increased by the Positive Adjustments and decreased by the Negative Adjustments, as the case may be.

          AFFILIATE means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          AGREEMENT means this First Amendment and Restatement of the Stock Purchase and Sale Agreement as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

          ANCILLARY AGREEMENTS means the Deferred Purchase Price Agreement, the Management Agreement, the Shareholders Agreement, the Escrow Agreement, the Subordinated Note Agreement and the Employment Agreements.

          APPROVAL means any approval, authorization, consent, qualification, or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement, or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          AUDITED CLOSING BALANCE SHEET means the balance sheet of the Company as of the Closing Date (immediately prior to the Closing without giving effect to the transactions contemplated hereby) prepared in accordance with Section
2.5, which shall include a detailed calculation of Adjusted Net Worth.

          BALANCE SHEET means the unaudited balance sheet of the Company as of September 28, 1996.

          BALANCE SHEET DATE means September 28, 1996.

          BUSINESS means the manufacture, distribution and sale of hermetically sealed electronic connection devices as presently being conducted by the Company and its Subsidiaries and as reflected in the Financial Statements and the documents set forth in the Disclosure Schedule.

          BUSINESS DAY means a day of the year on which banks are not required or authorized to be closed in New York, New York or Los Angeles, California.

          CASH AMOUNT means $85,270,225 subject to adjustment pursuant to
Section 2.5 below. Prior to the determination that the Audited Closing Balance Sheet is final and binding pursuant to Section 2.5(d), the Cash Amount will be based on the Estimated Closing Balance Sheet, and thereafter, the Cash Amount will be based on the Audited Closing Balance Sheet.

          CLOSING means the consummation of the transactions contemplated by this Agreement.

          CLOSING DATE means the date of the Closing.

          CODE means the Internal Revenue Code of 1986, as amended.

          COMMON STOCK means common stock of the Company, par value $0.10 per share.

          CONTINGENT AMOUNT means the principal amount payable to Sellers, if any, pursuant to the Contingent Payment Notes in accordance with the terms thereof.

          CONTINGENT PAYMENT NOTES means notes having terms and conditions substantially consistent with the term sheet attached hereto as Exhibit F.

          CONTRACT means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, purchase order or license whether or not in writing.

          DEFERRED AMOUNT means $6,000,000.

          DEFERRED PAYMENT AMOUNT means an amount, if any, equal to the portion of the Deferred Amount that the Sellers are entitled to at or prior to the termination of the deferral period pursuant to the provisions of this Agreement and the Deferred Purchase Price

Agreement paid in accordance with Section 2.6 hereof and the Deferred Purchase Price Agreement.

          DEFERRED PURCHASE PRICE AGREEMENT means that certain Deferred Purchase and Security Agreement to be dated as of the Closing Date among the Company, the Buyer Entities, Sellers and a third party trustee or escrow agent (the "Trustee") acceptable to Windward and Sellers.

          DISCLOSURE SCHEDULE means the Schedules hereto delivered by the Company to Buyer. Any information set forth in any section of the Disclosure Schedule shall be deemed to be set forth in every other section of the Disclosure Schedule to the extent the applicability of such information to such other sections of the Disclosure Schedule is apparent on its face from the entry in the Disclosure Schedule or from the item disclosed therein.

          ENCUMBRANCE means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, right of others, mortgage, hypothecation, conditional sale, or restriction (whether on voting, sale, transfer, disposition, or otherwise), whether imposed by agreement, understanding, law, equity, or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          ENVIRONMENTAL CLAIM means any notice, written or oral, by any Person alleging potential liability (including without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, personal injuries, toxic tort damages, assessments, evaluations in response to inquiries or requests from Governmental Entities, determinations or penalties) arising out of, based on or resulting from (a) the presence, or release or threatened release into the environment of any Hazardous Substance at any location, whether or not owned by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          ENVIRONMENTAL LAW means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          ENVIRONMENTAL LOSS means any Loss, including Losses relating to any claim (including, without limitation, toxic tort claims) of any third party, arising out of, based on or resulting from (a) the matters described in HCC Industries Environmental Status Report, including, without limitation, (i) the Company's liability with respect to the regional ground water contamination being addressed as the El Monte Operable Unit of the San Gabriel Valley Superfund site; (ii) soil and groundwater contamination at the Company's Rosemead, California facility presently undergoing voluntary remediation by the Company; (iii) ground-
water contamination at the Company's facility in Avon, Massachusetts presently being addressed through a remediation system approved by the Massachusetts Department of Environmental Protection and related property damage claims by Den Lea Corporation; (b) the environmental claims described in HCC Industries Litigation Summary as of September 30, 1996, including claims that were the subject of Sabin v. Hermetic Seal Corp. and Transport Properties, Inc. v.
           ----------------------------     ------------------------------
Hermetite Corp., and (c) remediation costs with respect to the Lakewood, New
---------------
Jersey facility required pursuant to the New Jersey Industrial Site Recovery Act. Environmental Losses shall include evaluations in response to inquiries or requests from Governmental Entities to the extent such evaluations are not the responsibility of the Company pursuant to Section 11.3(b).

          ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

          ESTIMATED CLOSING BALANCE SHEET means the estimated balance sheet of the Company as of the Closing Date (immediately prior to the Closing without giving effect to the transactions contemplated hereby) delivered by the Company to Buyer and Sellers in accordance with Section 2.5., which shall include a detailed calculation of Adjusted Net Worth.

          FINANCIAL STATEMENTS means the HCC Merger Corp. and Subsidiaries Report on Consolidated Financial Statements for March 30, 1996, the Balance Sheet and the unaudited consolidated statement of earnings of the Company dated September 28, 1996, all of which have been previously delivered to Buyer.

          GAAP means generally accepted accounting principles in the United States, as in effect from time to time.

          GOVERNMENTAL ENTITY means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, or local, domestic or foreign.

          HART-SCOTT-RODINO ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

          HAZARDOUS SUBSTANCE means chemicals, pollutants, contaminants, wastes, toxic substances, substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," asbestos, and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          INDEBTEDNESS means, with respect to the Company and its Subsidiaries, without duplication (i) all indebtedness for borrowed money, (ii) the face amount of all letters of credit issued for the account of the Company or its Subsidiaries and, without duplication, all drafts thereunder, (iii) all obligations under capital leases (taken at the amount thereof accounted for as liabilities in accordance with GAAP), (iv) all net obligations under interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates, and (v) any obligation guaranteeing or intending to guarantee any Indebtedness or other obligations of any other Person.

          INTANGIBLE PROPERTY means any trade secret, secret process, or other confidential information or know-how and any and all Marks.

          INTEREST RATE means a rate equal to the interest rate for the Term A facility under the Credit Agreement.

          LAW means any constitutional provision, statute or other law, rule, regulation, or interpretation of any thereof and any Order.

          LOSS means any action, cost, damage, disbursement, expense, liability, loss, deficiency, penalty, diminution in value, settlement or obligation of any kind or nature, including but not limited to interest or other carrying costs, penalties, reasonable legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, determination and defense of claims, amounts paid in settlement, any incidental or consequential damages and any punitive damages payable to third parties that may be imposed on or otherwise incurred or suffered by the specified person.

          MANAGEMENT means the management of the Company.

          MARK means any brand name, copyright, patent, service mark, trademark, or trade name, and all registrations or applications for registration of any of the foregoing.

          MATERIAL ADVERSE EFFECT means any change in or effect on the Business or any part thereof, that would be materially adverse to the income, operations, assets or condition (financial or otherwise) of the Business taken as a whole.

          NEGATIVE ADJUSTMENTS means the sum of (i) all amounts required to redeem or repay the 12 1/2% Debentures and the 7 1/4% Debentures in excess of the amount accrued for such Indebtedness on the Estimated Closing Balance Sheet or the Audited Closing Balance Sheet, as applicable, (ii) any amount required to be paid to Walter Neubauer pursuant to the Neubauer Escrow Agreement in excess of the amount accrued for such purpose on the Estimated Closing Balance Sheet or the Audited Closing Balance Sheet, as applicable, and (iii) all amounts required to redeem or repay any other Indebtedness which may be required to be redeemed or repaid pursuant to the terms of the Credit Agreement in excess of the amount accrued for such Indebtedness on the Estimated Closing Balance Sheet or the Audited Closing Balance Sheet, as applicable, in each case, including any premium and prepayment penalties, fees or expenses associated with such payment.
Each of the foregoing shall be reduced by any Tax benefit reasonably expected to be actually realized by the Company in the Tax year of such payment.

          NET DEBT means (X) the Indebtedness of the Company and its Subsidiaries minus (Y) all cash and cash equivalents held by the Company and its Subsidiaries.

          NEUBAUER ESCROW AGREEMENT means that certain Escrow Agreement dated as of October 18, 1995, by and among U.S. Trust Company of California, N.A., as escrow agent, HCC Merger Corp. and Walter Neubauer, as amended by that certain Amendment No. 1 to Escrow Agreement dated as of February 21, 1996 and as amended by that certain Amendment No. 2 to Escrow Agreement dated as of July 3, 1996.

          NEUBAUER NOTE means that certain Promissory Note dated August 29, 1996 in principal amount of $11,000,000 issued by the Company in favor of Walter Neubauer, Trustee of the Walter Neubauer Family Trust.

          ORDER means any decree, injunction, judgment, order, ruling, assessment, or writ.

          PERMIT means any approval, filing, registration, consent, concession, license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          PERMITTED ENCUMBRANCES means (a) Encumbrances, including statutory Encumbrances, with respect to the properties or assets of the Company and its Subsidiaries taken as a whole, that do not individually or in the aggregate materially impair or materially interfere with the value of or the present use of the properties or assets or otherwise materially impair present business operations at such properties; (b) Encumbrances for Taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions and which are not material in amount; and (c) Encumbrances reflected on the Balance Sheet or on the Disclosure Schedule.

          PERSON means an association, a corporation, an individual, a partnership, a trust, or any other entity or organization, including a Governmental Entity.

          POSITIVE ADJUSTMENTS means the reversal of any accrual (net of Taxes) for any Environmental Losses set forth on the Estimated Closing Date Balance Sheet or the Audited Closing Balance Sheet, as applicable.

          PRESENT VALUE means the present value of any future obligation determined by using a discount rate equal to the seven year rate for United States treasury obligations in effect at the time of such determination.

          REDEMPTION PERCENTAGE for each Seller means the percentage set forth by such Seller's name on Schedule A.

          REDEMPTION PRICE means the sum of the Deferred Payment Amount, the Cash Amount and the Contingent Amount.

          SHARE PURCHASE PRICE means (A) the Redemption Price divided by (B) the aggregate number of shares of Common Stock being purchased from Sellers hereunder.

          SUBSIDIARY means any of the entities listed as Subsidiaries on
Schedule 4.2.

          TAX means any foreign, federal, state, county, or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance, or withholding tax or other tax, duty, fee, assessment or charge imposed by any Governmental Entity, any interest or penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement, or litigation of any Tax liability.

          TAX RETURN means a report, return, or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any of its Subsidiaries.

          1.2     OTHER DEFINED TERMS.
                  -------------------

          The terms set forth below are defined in the section of this Agreement set forth opposite each term:

    Board                              8.2
    Buyer                              Preamble
    Buyer Entities                     Preamble
    Company                            Preamble
    Company Environmental Reports      4.20
    Confidentiality Agreement          12.2
    Credit Agreement                   8.6
    Determined Amount                  2.6
    Environmental Action               11.3
    Environmental Studies              6.10
    EPA                                2.6
    ERISA Affiliate                    4.14
    Escrow Agent                       2.7
    Escrow Agreement                   2.7
    Evaluator                          2.6
    Expenses                           12.12
    Final Deferral Amount              2.6
    HCC Windward                       Preamble
    Indemnified Party                  11.5
    Indemnifying Party                 11.5
    Independent Accountants            2.5

    Independent Directors              8.2
    Installment Amount                 2.4
    Intangible Property Agreements     4.7
    Management Agreement               8.3
    Material Contracts                 4.5
    MetLife                            Preamble
    Mezzanine Security Unit(s)         2.1
    Mezzanine Stock                    2.1
    Mezzanine Unit Purchase Price      2.1
    Mezzanine Warrants                 2.1
    Notes                              2.1
    Option Plans                       8.4
    Original Agreement                 Background
    PBGC                               4.14
    Plans                              4.14
    PRP's                              2.6
    Purchase Price                     2.1
    Real Properties                    4.6
    Repurchase Price                   7.3
    Repurchase Expiration Date         7.3
    RI/FS                              2.6
    ROD                                2.6
    Sales Process                      3.4
    Seller(s)                          Preamble
    Sellers Directors                  8.2
    Shareholders Agreement             8.1
    Subordinated Note Agreement        2.1
    Tax Benefit                        11.5
    Title IV Plan                      4.14
    Trustee                            1.1
    WARN Act                           4.23
    Windward                           Preamble
    Windward Entities                  Preamble
    Windward Directors                 8.2
    Windward/Merban                    Preamble
    Windward/Merchant                  Preamble
    Windward/Park                      Preamble
    7 1/4% Debentures                  8.5
    12 1/2% Debentures                 8.5

                                   ARTICLE 2

                               PURCHASE AND SALE

        2.1  PURCHASE AND SALE OF COMMON STOCK, MEZZANINE WARRANTS AND NOTES
             ---------------------------------------------------------------

        Upon the terms and conditions contained herein,

        (i) The Windward Entities agree to purchase from the Company and the Company agrees to sell and issue to the Windward Entities, in accordance with the allocation of consideration payable by, and the number of shares of Common Stock to be received by, each Windward Entity, in each case, set forth in
Schedule 2.1(i), at the Closing, free and clear of all Encumbrances (other than
---------------
Encumbrances created by the Windward Entities or in connection with the financing described in Section 5.7) an aggregate of 87,721 shares of Common Stock for an aggregate purchase price equal to $32,500,000 (the "Purchase Price"); and

         (ii) MetLife, Windward/Merban and Windward/Merchant agree to purchase (or cause such other Person designated by Windward to purchase, which in the case of the Mezzanine Stock and the Mezzanine Warrants (each as defined below) shall be Windward/Park in lieu of MetLife) from the Company and the Company agrees to sell to MetLife (or with respect to the Mezzanine Stock and the Mezzanine Warrants, Windward/Park), Windward/Merban and Windward/Merchant (or such other Person), the aggregate amount of each respective security to be received by each of MetLife (or with respect to the Mezzanine Stock and the Mezzanine Warrants, Windward/Park), Windward/Merban and Windward/Merchant, for the consideration payable by each such entity, in each case, set forth in
Schedule 2.1(ii), at the Closing, free and clear of all Encumbrances (other than
----------------
Encumbrances created by such Persons or in connection with the financing described in Section 5.7), for aggregate consideration of $22,500,000 (the "Mezzanine Unit Purchase Price"), (A) $22,500,000 in aggregate principal amount of notes of the Company (the "Notes") having terms and conditions substantially consistent with the term sheet attached hereto as Exhibit A as contemplated in the Subordinated Note Agreement to be entered into by the Company, MetLife, Windward/Merchant and Windward/Merban on the Closing Date (the "Subordinated Note Agreement"), for an aggregate purchase price of $19,308,453.04; and (B) (1) an aggregate of 8,614 shares of Common Stock
(the "Mezzanine Stock"); and (2) contingent anti-dilution warrants substantially in the form attached hereto as Exhibit L (the "Mezzanine Warrants") to purchase up to 1,461 shares of Common Stock, for an aggregate purchase price of $3,191,546.96.

        Each $1,000 principal amount of Notes, .38284 shares of Mezzanine Stock and .06493 Mezzanine Warrants are hereinafter referred to as a "Mezzanine Security Unit" and all such units are hereinafter referred to as the "Mezzanine Security Units." At the request of MetLife and Windward/Park, the Mezzanine Security Units to be purchased by them shall be allocated with the Notes constituting such Mezzanine Security Unit being purchased by MetLife and the Mezzanine Stock and Mezzanine Warrants constituting such Mezzanine Security Unit being purchased by Windward/Park. Notwithstanding the foregoing, for all purposes of this Agreement, the Mezzanine Stock and Mezzanine Warrants purchased by Windward/Park and the Notes purchased by MetLife shall be treated as Mezzanine Security Units owned by one Person. Each provision of this Agreement relating to Mezzanine Security Units shall be appropriately modified, as the context requires, with respect to MetLife and Windward/Park to reflect the separate ownership of the constituent securities. Any payments made in respect of a Mezzanine Security Unit shall be allocated between the constituent securities in the same relative percentages as the Mezzanine Unit Purchase Price was so allocated.

        2.2  PURCHASE AND SALE OF SHARES.
             ---------------------------

        Upon the terms and conditions contained herein, each Seller severally and not jointly agrees to sell, assign, transfer, convey and deliver to the Company, and the Company agrees to purchase, redeem, accept, acquire and take assignment and delivery of the shares of Common Stock listed opposite such Seller's name on Schedule 2.2 hereto as being purchased for a price per share of
                 ------------
Common Stock equal to the Share Purchase Price (which shall be an aggregate purchase price equal to the Redemption Price).

        2.3  CLOSING.
             -------

        The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 919 Third Avenue, New York, New York at 9:00 a.m., on five Business Days following satisfaction of the conditions to Closing, or at such other time and place as the parties agree.

        2.4  PAYMENT AND DELIVERY
             --------------------

        The following actions shall take place at the Closing in the following order:

        (a) First, the Company shall deliver to each Windward Entity certificates representing the Common Stock which such Windward Entity is purchasing from the Company, against delivery to the Company by such Windward Entity of its portion of the Purchase Price, such Purchase Price to be paid by wire transfer of immediately available funds to a bank account designated by the Company.

        (b) Next, each Seller shall deliver to the Company certificates representing the Common Stock that such Seller is selling to the Company and Company shall pay to each Seller an amount equal to such Seller's Redemption Percentage of such portion of the Cash Amount equal to the excess of the Cash Amount over the Installment Amount, in the manner specified by each Seller as set forth on Schedule 2.2, payable by wire transfer of immediately available funds on the Closing Date to accounts designated by such Sellers to the Company in writing at least one day prior to the Closing Date.

        (c) Next, the Company shall deliver to each of MetLife (or Windward/Park in the case of the Mezzanine Stock and the Mezzanine Warrants), Windward/Merban and Windward/Merchant (or such other Person designated by Windward) (i) the duly executed

Notes which MetLife, Windward/Merban and Windward/Merchant (or such other Person) is purchasing from the Company, (ii) certificates representing the Mezzanine Stock, and (iii) the duly executed Mezzanine Warrants, against delivery to the Company by MetLife and such Windward Entities (or such other Person) of its respective portion of the Mezzanine Unit Purchase Price, such Mezzanine Unit Purchase Price to be paid by wire transfer of immediately available funds to a bank account designated by the Company to Windward one day prior to the Closing Date.

        (d) Next, the Company shall deliver to each Seller a Contingent Payment
Note in a principal amount equal to the amount set forth for such Seller on
Schedule 2.2.

        (e) Next, the Company shall deliver to the Trustee the letter of credit or cash contemplated by Section 2.6(d) in the amount of the Deferred Amount.

        (f) Next, the Company shall deliver the remaining portion of the Cash Amount which was not distributed to the Sellers in accordance with clause (b) above, which such amount shall be equal to $69,282,486 (the "Installment Amount"), to the Escrow Agent (as defined below) to be distributed by the Escrow Agent in accordance with Section 2.7 hereof.

        2.5 ADJUSTMENTS AND POST-CLOSING AUDIT.
            ----------------------------------

        (A) DELIVERY OF ESTIMATED CLOSING BALANCE SHEET. Five days prior to the Closing Date, the Company shall deliver to Buyer the Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet shall be prepared by Company in accordance with GAAP applied on a basis consistent with the past practice of the Company in preparation of the Balance Sheet based on the books and records of the Company. Buyer shall be afforded the opportunity to review and participate in the preparation of the Estimated Closing Balance Sheet. The Cash Amount shall be adjusted as follows:

            (i) If the Adjusted Net Worth set forth in the Estimated Closing Balance Sheet exceeds $3,777,224, then the Cash Amount shall be increased by the amount of such excess.

            (ii) If the Adjusted Net Worth set forth in the Estimated Closing Balance Sheet is less than $3,777,224, then the Cash Amount shall be decreased by the amount of such deficiency.


        (B) PREPARATION OF AUDITED CLOSING BALANCE SHEET.

            (i) As soon as possible after the Closing, but not later than 60 days after the Closing, the Company shall prepare and deliver to Buyer and Sellers the Audited Closing Balance Sheet, accompanied by an audit report of Accountant with respect thereto.

            (ii) The Audited Closing Balance Sheet shall be prepared by the Company in accordance with GAAP applied on a basis consistent with the past practice of the Company in preparation of the Balance Sheet and the Estimated Closing Balance Sheet.

        (C) FINAL ADJUSTMENT TO CASH AMOUNT. Within five Business Days after the date that the Audited Closing Balance Sheet is deemed final and binding pursuant to Section 2.5(d) below:

            (i) If the Adjusted Net Worth set forth in the Audited Closing Balance Sheet exceeds the Adjusted Net Worth set forth in the Estimated Closing Balance Sheet, then the Cash Amount shall be increased by such amount and the Company shall pay to each Seller such Seller's Redemption Percentage pro-rata portion of such excess.

            (ii) If the Adjusted Net Worth set forth in the Audited Closing Balance Sheet is less than the Adjusted Net Worth set forth in the Estimated Closing Balance Sheet, then the Cash Amount shall be decreased by such amount and each Seller shall pay to the Company such Seller's Redemption Percentage pro-rata portion of such deficiency.

        (D) DISPUTES. Windward, Sellers and their respective accountants shall have the right to review the work papers of the Company and Accountant (to the extent made available to the Company) utilized in preparing the Audited Closing Balance Sheet. The Audited Closing Balance Sheet with the report thereon of Accountant shall be final and binding on the parties with respect to the Adjusted Net Worth on the Closing Date, unless Windward or Sellers present to the Company within 20 days after its receipt of the Audited Closing Balance Sheet from the Company, written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement.

        If Windward and Sellers are unable to resolve any disagreement with respect to the Audited Closing Balance Sheet within 15 days after the Company receives a timely notice of disagreement, the items of disagreement alone shall be referred for final determination to the Chicago office of Price Waterhouse, or if the Chicago office of Price Waterhouse, is unable or unwilling to make such final determination, to such other independent accounting firm as the parties shall mutually designate. (The Chicago office of Price Waterhouse or such other accounting firm is referred to herein as the "Independent Accountants"). The Audited Closing Balance Sheet shall be deemed to be binding on Buyer and Sellers upon (i) Windward's failure to deliver to the Company a notice of disagreement within 20 days of its receipt of the Audited Closing Balance Sheet prepared by the Company, (ii) resolution of any disagreement by mutual agreement of the parties after a timely notice of disagreement has been delivered to the Company, or (iii) notification by the Independent Accountants of their final determination of the items of disagreement submitted to them.

          (E)   MISCELLANEOUS.

                (i) The Company shall be responsible for all fees and disbursements of Accountant and the Independent Accountant in connection with auditing the Audited Closing Balance Sheet.

                (ii) Any payment required to be made pursuant to this Section shall bear interest from the Closing Date through the date of payment at the a rate equal to the Interest Rate minus the "Applicable Margin for the Term A Facility" as defined in the Credit Agreement.

Notwithstanding the generality of the foregoing provisions of this Section 2.5, for the purposes of the Estimated Closing Balance Sheet and the Audited Closing Balance Sheet, (i) the book value of the Company's facility at Avon, Massachusetts shall be the book value as reflected on the Balance Sheet and (ii) the after tax accrual for Environmental Losses (and accordingly, the Positive Adjustment) shall not exceed $300,000.

        2.6   APPLICATION OF THE DEFERRED AMOUNT.
              ----------------------------------

        The Deferred Amount will be applied as set forth in Section 11.1 hereof and the Deferred Payment Amount will be paid to Sellers pursuant to the Deferred Purchase Price Agreement as follows:

        (a) Within 60 days after the United States Environmental Protection Agency ("EPA") has accepted as complete the Remedial Investigation/Feasibility Study ("RI/FS") for the El Monte Operable Unit of Area 1 of the San Gabriel Superfund Site conducted by the potentially responsible parties ("PRP's"), an amount will be released to Sellers equal to the Deferred Amount remaining at such time minus the sum of (i) an amount equal to 200% of the Present Value of the Company's share of the most costly remedy analyzed in the RI/FS attributable to the Rosemead, California facility, based upon percentage allocations then being used by the PRP group, (ii) an amount that Buyer and Sellers shall have agreed on the first anniversary following the Closing Date is a reasonable estimate of the Present Value of the cost to complete both on-site soil and groundwater remediation at the Rosemead facility (including, but not limited to, the cost of remediating any contamination caused by the Company or its Subsidiaries found beneath the building in the testing recommended by ICF Kaiser in the report referred to in Schedule 4.20 to the extent the remediation is related to the subject matter of the recommended testing) and remediation of groundwater contamination and resolution of associated third-party claims, including claims by Den Lea, at the Avon, Massachusetts facility (the "Determined Amount"), and (iii) the Present Value of the reasonably estimated costs and expenses with respect to all other environmental Losses for which Sellers are responsible pursuant to Section 11.3 hereof based on actual claims made prior to the termination of the survival period with respect thereto and not previously paid.

        (b) On the earlier to occur of (1) 60 days after a Record of Decision ("ROD") issued by the EPA for the El Monte Operable Unit of Area 1 of the San Gabriel Superfund

Site becomes final, and (2) the seventh anniversary of the Closing Date, the Company and Sellers will for a period of 30 days negotiate in good faith a determination of (i) an amount equal to the Present Value of the Company's share of the remedy selected by the EPA in the ROD attributable to the Rosemead, California facility, based upon percentage allocations then being used by the PRP group, (ii) the Determined Amount, to the extent deductions have not been made from the Deferred Amount with respect to claims; and (iii) the Present Value of the reasonably estimated costs and expenses with respect to all other environmental Losses for which Sellers are responsible pursuant to Section 11.3 hereof based on actual claims made prior to the termination of the survival period with respect thereto and not previously paid (the sum of clauses (i), (ii) and (iii) above shall be referred to as the "Final Deferral Amount"). To the extent that the remaining portion of the Deferred Amount exceeds the Final Deferral Amount, any such excess shall be paid to Sellers. To the extent Final Deferral Amount exceeds the remaining portion of the Deferred Amount, the Sellers shall pay such excess to the Company and in such event, the Sellers shall have no further obligations with respect to the environmental matters covered by Section 11.3.

          (c) In the event the Company and Sellers cannot agree on the Determined Amount, the Final Deferral Amount or any determination of Present Value pursuant to Section 2.6(a) or (b), the Company and Sellers shall submit the controversy to an independent third party evaluator for resolution (the "Evaluator"). The Evaluator shall be an expert in the field of environmental remediation. If the Company and the Sellers cannot agree on a Person to act as an Evaluator, each of the Company and the Sellers shall pick a proposed Evaluator, and the two proposed Evaluators shall pick a third person who shall act as sole Evaluator. The Evaluator shall, within 30 days of being retained, make a determination of the Final Deferral Amount (or any other matter brought before the Evaluator) and the Evaluator's determination shall be conclusive. The fees of the Evaluator under this Section 2.6(c) shall be split equally between the Sellers and the Company.

          (d) The Company's obligation to pay the Deferred Payment Amount will be secured by an escrow into which an amount equal to the Deferred Amount will be deposited at the Closing. Interest on the Deferred Amount will accrue on an after Tax basis with reference to the interest earned on the escrowed funds and applied in accordance with Sections 2.6(a) and (b) above. As an alternative form of security, the Company shall endeavor to have its obligation to pay the Deferred Payment Amount secured by a letter of credit initially in the amount of the Deferred Amount. If such an arrangement can be made in a manner reasonably satisfactory to Windward, the letter of credit will not be subject to increase and will be reducible as claims for Losses are either agreed upon or determined by a third-party arbitrator or Evaluator and actually paid by the Company to Buyer. In such case, (i) the letter of credit will be renewable each year and subject to draw by the Sellers if the Company does not meet its payment obligations under this Agreement or the Deferred Purchase Price Agreement (or if a new letter of credit is not in place prior to an existing one expiring) and
(ii) interest on the Deferred Amount from time to time calculated at a rate equal to the Interest Rate less the percentage fee for the letter of credit will accrue to the Deferred Amount on a pre tax basis (so long as it is tax neutral to the Company), will be compounded quarterly and will be applied in accordance with Section 2.6(a) and (b) above.

        (e) All payments made to the Sellers under this Section 2.6 shall be paid in accordance with each Seller's Redemption Percentage. All amounts payable in connection with the Deferred Amount shall be treated as payments of purchase price, except for amounts constituting interest under Section 483 of the Code or Treasury Regulation 1-1275-4(c)(4), as applicable, taken into account when actually paid for tax purposes and the Company and each of the Sellers shall report all amounts as such for all United States federal, state, and local income tax purposes. Neither the Company nor the Sellers shall take any position that is inconsistent with the characterization described in the prior two sentences unless otherwise required by a determination within the meaning of
Section 1313(a)(1) of the Code.

        2.7  DISTRIBUTION OF INSTALLMENT AMOUNT.
             ----------------------------------

        Subject to the terms of and satisfaction of the conditions set forth in the escrow agreement attached hereto as Exhibit M (the "Escrow Agreement"), U.S. Trust Company of California, N.A. (the "Escrow Agent") shall deliver to each Seller such Seller's Redemption Percentage of the Installment Amount (including any interest accrued on such Installment Amount through the date of such payment), in the manner specified by each Seller as set forth on Schedule 2.2, by wire transfer of immediately available funds payable to the account designated by each Seller in writing to the Escrow Agent at least one day prior to such payment. The Escrow Agent shall make such distribution (and the Escrow Agreement shall so provide) upon delivery to the Escrow Agent of an opinion of O'Melveny & Myers to the effect that as of such date (i) an officers certificate of the Company under Section 2108 of the California Corporations Code has been filed with the California Secretary of State reflecting that as of the last record date for a shareholders meeting of the Company, the percentage of outstanding voting securities of the Company held by persons having an address in California is less than 40% (and no conflicting filing has been made or action taken) and (ii) Section 2115(a) of the California Corporations Code is not applicable to the Company; provided, that in no event shall any such
                               --------
distribution occur prior to April 1, 1997. The Sellers shall be granted a security interest in the funds escrowed pursuant to the Escrow Agreement. Subject to the foregoing conditions, the Company's obligation to pay the Installment Amount shall be unconditional and not subject to offset. Prior to the distribution of the Installment Amount, each of the Buyers, the Sellers and the Company agrees not to take any action which would be reasonably likely to result in the Installment Amount not being distributed in accordance with the provisions of this Section 2.7.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

        Each Seller, severally and not jointly, represents and warrants to each Buyer Entity and the Company as follows:

        3.1  OWNERSHIP OF SHARES.
             -------------------

        Except as set forth in Schedule 3.1, each of the shares of Common Stock of such Seller to be sold to the Company hereunder at the Closing is free and clear of any Encumbrance or "adverse claims" (as such term is used in Article 8 of the Uniform Commercial Code). Upon transfer to the Company of certificates representing the number of shares of Common Stock set forth opposite such Seller's name on Schedule 2.2 as being purchased and payment therefor by the Company as provided herein, the Company will receive good and valid title to such shares free and clear of all Encumbrances or "adverse claims." Schedule
2.2 constitutes a complete and accurate list of all of the Common Shares owned by such Seller. Such Seller is the record and beneficial owner of and has good title to the Common Stock set forth opposite such Seller's name on Schedule 2.2. Except for this Agreement or as disclosed on Schedule 3.1, there are no Contracts, warrants, options, puts, calls or other commitments or understandings of any character to which such Seller is a party or by which any of such Seller's respective assets is bound relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, ownership, voting or transfer of any shares of Common Stock or other capital stock of the Company or other securities convertible into capital stock of the Company.

        3.2  DUE AUTHORIZATION AND CONFLICTS.
             -------------------------------

        Such Seller has all requisite capacity and power to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Seller represents and warrants that this Agreement has been duly and validly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by such Seller and the performance of the transactions contemplated hereby and thereby does not, on the date hereof, and will not, on the Closing Date, (i) violate or conflict with any Law which may be applicable to or binding on such Seller or such Seller's Common Stock; or (ii) violate or conflict with, or result in a material breach of, or constitute a default, or an event creating rights of acceleration or termination (or an event which, with or without notice or lapse of time or both, would constitute an acceleration or default) under, or permit cancellation of any material Contract to which such Seller is a party or by which such Seller or such Seller's Common Stock is bound, or result in the creation or imposition of any Encumbrance upon any of such Seller's Common Stock.

        3.3  CONSENTS.
             --------

        Except as required by the Hart-Scott-Rodino Act, or as set forth on
Schedule 3.3, no Approval of, notice to, filing with, authorization of, exemption by, or consent or waiver of any person, entity, or public or Governmental Entity, is required for such Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

        3.4  NO BROKERS OR FINDERS.
             ---------------------

        No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of such Seller in connection with the negotiation, execution, or performance of this Agreement or the transactions contemplated by this Agreement or the sale process undergone by Sellers and their financial advisors in connection with any attempts to sell the Company or any of its Subsidiaries or any of their respective capital stock, assets or properties (the "Sales Process") is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions, except Furman Selz LLC, as to which the Sellers shall have full responsibility and Buyer Entities and the Company shall have no liability.

        3.5  INVESTMENT INTENT.
             -----------------

        Such Seller is acquiring the Contingent Payment Notes being acquired by it hereunder for its own account for investment only and with no view to distributing any of such Contingent Payment Notes in any transaction or series of transactions in violation of applicable law.


                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as otherwise indicated on the Disclosure Schedule, the Company represents and warrants to each Buyer Entity as follows:


        4.1  ISSUANCE OF SECURITIES.
             ----------------------

             (a) The Common Stock to be purchased hereunder and to be issued pursuant to the Mezzanine Warrants will, upon issuance pursuant to the terms hereof and thereof, be duly and validly issued, fully paid and nonassessable and will be free from any Encumbrances (other than Encumbrances created by the Windward Entities or in connection with the financing described in Section 5.7). Based in part upon the representations of the Buyer in Article 5 of this Agreement, the Common Stock to be issued to the Windward Entities hereunder and pursuant to the Mezzanine Warrants, when issued and delivered pursuant to this Agreement or the Mezzanine Warrants, as the case may be, will be issued in compliance with federal and all applicable state securities laws. The Company has full right, power and authority to issue to the Windward Entities all of the shares of Common Stock to by purchased by the Windward Entities pursuant to Section 2.1 hereof and to be issued pursuant to the Mezzanine Warrants.

        (b) The Notes and the Mezzanine Warrants to be purchased hereunder will, upon issuance pursuant to the terms hereof, be free from any Encumbrances (other than Encumbrances created by the respective Buyer or in connection with the financing described in Section 5.7). Based in part upon the representations of the respective Buyer in Article 5 of this Agreement, the Notes and the Mezzanine Warrants, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. The Company has full right, power and authority to issue the Notes and the Mezzanine Warrants being purchased pursuant to Section 2.1 hereof.

        4.2  ORGANIZATION AND RELATED MATTERS.
             --------------------------------

        The Company is a corporation duly organized, validly existing, and in good standing under the law of the State of Delaware. The Company has all necessary corporate power and authority to execute, deliver, and perform this Agreement and any related agree ments to which it is a party and to consummate
the transactions contemplated hereby.   Schedule 4.2 lists all Subsidiaries of
the Company and correctly sets forth the capitalization of each such Subsidiary and the Company's ownership interest therein and the jurisdiction in which such Subsidiary was organized, as well as each jurisdiction where the Company and its
Subsidiaries are qualified to do business.   Each of such Subsidiaries is duly
organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and its Subsidiaries have all necessary corporate power and authority to own their respective properties and assets and to carry on their respective businesses as now conducted or currently proposed to be conducted and are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Schedule 4.2 correctly lists the current directors and executive officers of the Company and each Subsidiary. True, correct, and complete copies of the respective charter documents of the Company and its Subsidiaries have been delivered to Buyer. The Company owns all of the issued and outstanding capital stock and any other debt or equity securities of each of its Sub sidiaries, and such capital stock is owned free and clear of all Encumbrances.

        4.3   STOCK.
              -----

        The authorized capital stock of the Company consists of 550,000 shares of common stock, $0.10 par value, of which 293,206 shares are issued and outstanding. Following consummation of the transactions contemplated hereby, on the Closing Date, the authorized capital stock of the Company shall consist of 550,000 shares of Common Stock, of which 143,569 shares will be issued and outstanding and all of such issued and outstanding shares of Common Stock shall be held by the Persons set forth in Schedule 4.3 in the amounts set forth on
Schedule 4.3; provided that prior to the Closing, each Seller may make transfers for estate planning purposes so long as such Seller remains responsible for such Seller's obligations hereunder and such transfers do not effect the recapitalization treatment of the transactions contemplated hereby. Except as set forth in
Schedule 4.3, there are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any capital stock or any other debt or equity securities or any securities convertible into such securities of the Company or any of its Subsidiaries, or to restructure or recapitalize the Company or any of its Subsidiaries. Other than pursuant to this Agreement, there are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or any other debt or equity securities of any of such entities or to pay any dividend on or make any distribution in respect thereof. Except as set forth on Schedule 4.3, there are no restrictions on the transfer of shares of capital stock of the Company. All shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued, and, except for treasury shares, if any, outstanding are fully paid and nonassessable. Assuming the Company makes payment under the Neubauer Note and the Neubauer Escrow Agreement in accordance with its terms as set forth in
Section 8.5 hereof, Walter Neubauer has no claims against the Company as a stockholder or otherwise and the shares of Common Stock contemplated by the terms of the Neubauer Escrow Agreement will not be outstanding and Walter Neubauer will have no further rights in respect thereof. There are no preemptive rights, rights of first refusal or similar rights in respect of any capital stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 4.3, no Contract exists among holders of capital stock of the Company with respect to the ownership, holding, voting or any other rights or obligations with respect to such capital stock. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity (other than the Company's Subsidiaries) or is obligated to make any capital contribution or other investment in any Person.

        4.4    FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.
               --------------------------------------------

        (a) AUDITED FINANCIAL STATEMENTS. The Company has delivered to Buyer audited consolidated balance sheets for the Company and its Subsidiaries for each fiscal year ended March 30, 1996, April 1, 1995, April 2, 1994, April 3, 1993 and March 28, 1992 and the related consolidated statements of earnings, stockholders' equity, and cash flow for the periods then ended. All such financial statements have been examined by the Company's accountants whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein or as disclosed on Schedule 4.4) and are in accordance with the books and records of the Company and each of its Subsidiaries as of the dates and for the periods indicated. Such statements of earnings and cash flow present fairly in all material respects the results of operations and cash flows of Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates. Since March 30, 1996, there has been no change in any of the significant accounting policies, practices or procedures of the Company and/or its Subsidiaries.

        (B) UNAUDITED INTERIM FINANCIAL STATEMENTS. The Company has delivered to Buyer consolidated balance sheets for the Company and its Subsidiaries at June 28, 1996 and September 30, 1996, and the related consolidated statements of earnings for the periods then ended. All such interim financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for the absence of notes and normal recurring year-end adjustments or as disclosed on Schedule 4.4) and are in accordance with the books and records of Company and each of its Subsidiaries as of the dates and for the periods indicated. Except as set forth on Schedule 4.4, the statements of earnings present fairly in all material respects the results of operations of the Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Company as of their respective dates.

        (C) NO OTHER LIABILITIES OR CONTINGENCIES. To the knowledge of the Company, there are no liabilities or other obligations of any nature, whether accrued, absolute, contingent, or otherwise (nor have any facts arisen or occurred which could reasonably be expected to form a basis therefor), which relate to the Company, any of its Subsidiaries or the Business except liabilities or other obligations that (i) are reflected on or disclosed in the Financial Statements, (ii) arise under this Agreement or the Ancillary Agreements or any other document entered into in connection herewith or therewith, or (iii) were incurred after the Balance Sheet Date in the ordinary course of business, (iv) relate to Environmental Claims based upon the activities of third parties unrelated to the Company or its Subsidiaries or (v) are set forth in Schedule 4.4.

        (D) NO MATERIAL ADVERSE CHANGES. Since the Balance Sheet Date (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice, and (B) whether or not in the ordinary course of business, there has not been, occurred or arisen:

            (i) any change in or event affecting the Company or any of its Subsidiaries, the Business or the Common Stock that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or

            (ii) any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 6.2 had it existed, occurred or arisen after the date of this Agreement.

        4.5 MATERIAL CONTRACTS.
            ------------------

        (a) Schedule 4.5 contains an accurate and complete list of Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound or any of their respective assets is subject and that (i) after the date of the Balance Sheet, obligates the Company or any of its Subsidiaries to pay an amount in the aggregate of $50,000 or more (other than purchase orders in the ordinary course), (ii) is a supply Contract with any of the Company's ten largest customers, (iii) contains a covenant that limits or restricts the ability to compete or otherwise to conduct its business in any manner or place,
(iv) evidences any liability or other obligation for money borrowed of any nature (whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000, (v) grants a power of attorney, agency, or similar authority to another person or entity, (iv) contains a right of first refusal with respect to any assets with a fair market value in excess of $50,000, (vii) constitutes an employment or collective bargaining agreement or provides for severance benefits to any officer, director, or employee, or (viii) provides for acquisitions or dispositions of assets or other capital expenditures in the aggregate in excess of $100,000 (collectively, the "Material Contracts"). True, correct, and complete copies of the Material Contracts appearing in Schedule 4.5, including all amendments and supplements, have been made available to Buyer. Except as set forth in Schedule 4.5, each Material Contract is valid and binding and in full force and effect with respect to the Company or its Subsidiaries, as the case may be, and to the Company's knowledge, the other parties thereto. There has not occurred any alleged or actual breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default or would result in the termination or acceleration of or the right to terminate or accelerate (with the passage of time, notice or both) by the Company or any of its Subsidiaries, under any of the Material Contracts by the Company or its Subsidiaries, as the case may be, or the Company's knowledge, the other parties thereto, which remains unremedied as of the date of this Agreement, except for those which would not reasonably be expected to have a Material Adverse Effect.

        (b) Pursuant to the terms of the applicable documents thereunder, the 12 1/2% Debentures, the 7 1/4% Debentures, and the Neubauer Note are redeemable or pre-payable by the Company or its Subsidiaries, as the case may be, on the Closing Date pursuant to Section 8.5 hereof, and no pre-payment penalty or other similar premium, fee or expense in connection with such redemptions or pre-payment is required pursuant to the terms of the 12 1/2% Debentures, the 7 1/4% Debentures or the Neubauer Note, and the applicable governing documents thereof. Except as set forth in Schedule 4.5 there is no Indebtedness of the Company and its Subsidiaries outstanding of any nature.

        4.6  TITLE TO AND CONDITION OF PROPERTY.
             ----------------------------------

        (a) The Company and its Subsidiaries each have good and marketable title to or other legal right to use all properties and assets (real, personal and mixed, tangible, and intangible), including, without limitation, all such properties and assets that it or they purport to own or have a legal right to use as reflected on the Balance Sheet or acquired after the date of the Balance Sheet (except for properties and assets disposed of for full and fair value since the date of the Balance Sheet, in the ordinary course of business and consistent with past prac tice). None of such properties or assets reflected on the Balance Sheet or acquired after the date of the Balance Sheet is subject to any Encumbrance except Permitted Encumbrances The Company and its Subsidiaries own, hold or lease all of the assets, properties, licenses and right which are reasonably necessary to carry on the Business as presently conducted (and will continue to do so immediately after giving effect to the Closing).

        (b) Except as set forth in Schedule 4.6, neither the Company nor any of its Subsidiaries owns any real property. The material leasehold properties held by the Company and its Subsidiaries as lessee and the properties listed on
Schedule 4.6 are collectively
referred to herein as the "Real Properties." To the Company's knowledge, there are no (i) plans by any Governmental Entity which may result in the imposition of any general or special assessment relating to any of the Real Properties;
(ii) variances, special exceptions, conditions or agreements pertaining to any of the Real Properties imposed on or granted by or entered into by the Company or any of its Subsidiaries, which are enforceable by any Governmental Entity; or
(iii) written notices from any Governmental Entity (other than notices relating to the environmental matters disclosed with respect to Section 4.20) which have been received by the Company or Subsidiary requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, any of the Real Properties, except which in each case would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in
Schedule 4.6, to the knowledge of such Seller, no condemnation or emi nent domain proceeding against any Real Property is pending or threatened. All of such Company and Subsidiary properties and assets consisting of real estate, buildings, and equipment (whether owned or leased) currently used in the normal operations of the Business have been maintained in normal operating condition by the Company in a manner consistent with the normal maintenance procedures of the Company and, to the Company's knowledge, are free from material defects.

        4.7  INTANGIBLE PROPERTY.
             -------------------

        Schedule 4.7 lists all Marks and other items of Intangible Property in which the Company or its Subsidiaries have a material interest, other than Permits. The Company and its Subsidiaries have, free and clear of all Encumbrances (other than Permitted Encumbrances), ownership of and enforceable rights to all Intangible Property required for use in connection with the Business, except for those the absence of which could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries do not use any Intangible Property by consent of any other person and are not required to and do not make any payments to others with respect thereto. Neither the Company nor any of its Subsidiaries has received any notice to the effect (or is otherwise aware) that the Intangible Property or any use by the Company or any of its Subsidiaries of any such property conflicts with or infringes (or allegedly conflicts with or infringes) the rights of any Person. The Company and its Subsidiar ies have entered into agreements (the "Intangible Property Agreements") with the employees listed on Schedule 4.7 substantially consistent with the form previously delivered to Buyer re garding the exclusive ownership by the Company or its Subsidiaries, as the case may be, of any Intangible Property developed or produced by such employee.

        4.8  AUTHORIZATION; NO CONFLICTS.
             ---------------------------

        The execution, delivery, and performance of this Agreement, the Ancillary Agreements, and any related agreements by the Company and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. This Agreement, the Ancillary Agreements, and any related agreements constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery, and performance of this Agreement, the Ancillary Agreements, and any related agreements by the Company and the performance of the transactions contemplated hereby and thereby will not (i) result in the imposition of any Encumbrance against any material asset or property of the Company or any of its Subsidiaries (other than Permitted Encumbrances), or (ii) violate or conflict with or constitute a breach or default, or an event creating rights of acceleration or termination (in each case, whether upon lapse of time or the occurrence of any act or event or otherwise) under (a) the charter documents or bylaws of the Company or any of its Subsidiaries, (b) any material Law to which the Company, its Subsidiaries or the Business is subject, or (c) any Material Contract. Except for matters identified in Schedule 4.8 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by the Company and the performance of this Agreement and any related or contemplated transactions will not require filing or registration with, or the issuance of any Permit by, or receipt of any Approval from, any other Person (including, without limitation, any other party to a Material Contract) or Governmental Entity under the terms of any applicable Laws or Contracts, except where failure to obtain or make the same would not prevent the Company from performing any of its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.


        4.9  LEGAL PROCEEDINGS.
             -----------------

        Except as set forth in Schedule 4.9, there is no Order or Action pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has, or could reasonably be expected to have, a material adverse effect on the Company's ability to perform the transactions contemplated by this Agreement or a Material Adverse Effect.

        4.10 PERMITS.
             -------

        The Company and its Subsidiaries hold all Permits that are required by any Governmental Entity to permit them to conduct, in all material respects, the Business as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated hereby. To the Company's knowledge, no challenge, revocation, suspension, cancellation or termination of any of such Permits is threatened or imminent that could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with their respective obligations under such Permits.

        4.11 COMPLIANCE WITH LAW.
             -------------------

        Except as set forth in Schedule 4.11, the Company and its Subsidiaries are organized and have conducted the Business in accordance with and are not under investigation with respect to and have not been threatened in writing to be charged with or given written notice that the continued operation of any assets does or will violate or conflict with, applicable Laws and are in compliance with all such Laws, to the extent applicable, except where the failure to so conduct its Business, or for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.12 TRADE RECEIVABLES.
             -----------------

        All trade receivables of the Company and its Subsidiaries relating to the Business and reflected on the Balance Sheet and on the Estimated Closing Balance Sheet represent sales made in the ordinary course of business, and, to the Company's knowledge, all such trade receivable are collectible and will be paid in a manner consistent with the past practice of the Company and its Subsidiaries, respectively.

        4.13 INVENTORY.
             ---------

        All inventories of the Business reflected on the Balance Sheet were produced or acquired by the Company and its Subsidiaries in the ordinary course of business and are saleable and marketable (as determined in accordance with GAAP) and the Company and its Subsidiaries have good and marketable title to the inventory. The values at which the inventory is carried on the Balance Sheet reflect the customary valuation policy of the Company and its Subsidiaries (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory in accordance with GAAP, consistently applied.


        4.14 EMPLOYEE BENEFITS.
             -----------------

        (a) Schedule 4.14(a) contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, (within the meaning of section 3(a) of ERISA); each profit-sharing, stock bonus or other "pension" plan, (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company (the "Plans"). Schedule 4.14(a) identifies each of the Plans that is subject to section 302 or Title IV of ERISA (a "Title IV Plan") or section 412 of the Code. Except as specifically provided for in this Agreement, neither the Company not any ERISA Affiliate has any formal plan or commitment to create any additional employee benefit plan or modify or change any existing Plan.

        (b) With respect to each Plan, the Company has heretofore delivered or made available to Buyer each of the following documents: (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement; and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code. No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

        (c) No liability or contingent liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full or accrued for, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability or contingent liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

        (d) Except as disclosed on Schedule 4.14(a), with respect to each Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits except as accrued for on the Balance Sheet. Except as disclosed on Schedule 4.14(a), no Plan subject to Section 302 of ERISA has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the Closing Date.

        (e) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made or are reflected on the Balance Sheet.

        (f) Except for matters which in the aggregate could not reasonably be expected to result in a Material Adverse Effect, neither the Company or any Plan or any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Plan, any such trust, or any trustee or administrator thereof, could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code; each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code or there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefit).

        (g) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and has received a determination letter from the IRS that it so qualified.

        (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" as that term is defined in section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

        (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.


        4.15 TAX AND OTHER RETURNS AND REPORTS.
             ---------------------------------

        The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed by them and have paid or made adequate provision for all Taxes due from them by any Governmental Entity. Neither the Company nor any of its Subsidiaries has elected to be treated as a consenting corporation under Section 341(f) of the Code. All such Tax Returns, including amendments to date, are complete and accurate in all material respects and have been filed in the manner required by applicable law. Except as set forth in Schedule 4.15,
(i) no Governmental Entity during the past three years has examined or is in the process of examining or has notified the Company or any of its Subsidiaries in writing of an intention to examine any Tax Returns of the Company or any of its Subsidiaries; (ii) no Governmental Entity has proposed against the Company or any of its Subsidiaries any deficiency, assessment, or claim for Taxes; (iii) the statute of limitations for all federal, Massachusetts state, California state, New Jersey state, and Ohio state income Tax Returns have expired or all such Tax Returns have been examined by the appropriate Governmental Entity for all taxable periods; (iv) there are no liens for Taxes upon any assets of the Company or any of its Subsidiaries other than statutory liens for Taxes not yet delinquent; (v) no power of attorney has been executed by the Company or any of its Subsidiaries with respect to any matter relating to Taxes that is currently in force; (vi) neither the Company nor any of its Subsidiaries is party to any agreement, contract, or other arrangement that would result, separately or in the aggregate, in the requirement to make any excess parachute payment within the meaning of Section 280G of the Code; (vii) neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement or arrangement; and
(viii) all Taxes that the Company and its Subsidiaries are re quired by law to withhold or collect for payment have been duly withheld and collected and have been paid or accrued, reserved against, and entered on the books of the Company and its Subsidiaries.

        4.16 NO BROKERS OR FINDERS.
             ---------------------

        No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution, or performance of this Agreement or the Sales Process is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions, except Furman Selz LLC, as to which the Sellers shall have full responsibility and Buyer Entities and the Company shall have no liability.

        4.17 MINUTE BOOKS.
             ------------

        The minute books of the Company and its Subsidiaries accurately reflect all material actions and proceedings taken to date by the respective stockholders, boards of directors, and committees of the Company and its Subsidiaries, and such minute books contain true and complete copies of the charter documents of the Company and its Subsidiaries and all related amendments and have previously been made available to Buyer. The stock record books of the Company and each Subsidiary reflect accurately all transactions in their respective capital stock of all classes.


        4.18 DIVIDENDS AND OTHER DISTRIBUTIONS.
             ---------------------------------

        Except as set forth in Schedule 4.18, there has been no dividend or other distribution of assets or securities, whether consisting of money, property, or any other thing of value, declared, issued, or paid subsequent to the Balance Sheet Date by the Company.

        4.19 CERTAIN INTERESTS.
             -----------------

        No Affiliate of the Sellers or the Company or any of its Subsidiaries nor any officer or director of any thereof has any material interest in any property used in or pertaining to the Business or any customer or supplier doing business with the Company or any of its Subsidiaries. Except with respect to those Contracts listed on Schedule 4.19 and transactions between the Company and any of its Subsidiaries, neither the Company nor any of its Subsid iaries is a party to any transaction with any Affiliate of the Company, any of its Subsidiaries or any Seller. All Contracts listed on Schedule 4.19 have been entered into on an arms-length basis and are commercially reasonable.

        4.20 ENVIRONMENTAL COMPLIANCE.
             ------------------------

        (a) Except as set forth in Schedule 4.20, the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, including, without limitation holding all Permits required under applicable Environmental Laws for the owner ship, use and operation of their properties and businesses as currently conducted and compliance with the terms and conditions of such Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.20, neither the Company nor any of its Sub sidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with such compliance in the future.

        (b) Except as set forth in Schedule 4.20, there is no Environmental Claim pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries.

        (c) Except as set forth in Schedule 4.20, to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, on the part of the Company or any of its Subsidiaries including, without limitation, the release, emission, discharge or disposal of any Hazardous Substance, that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.

        (d) Except as set forth on Schedule 4.20, (i) neither the Company nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in connection with the Business in violation of any Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business of the Company or any of its Subsidiaries or the use of any property or facility of the Company of any of its Subsidiaries or, to the knowledge of the Company, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at and no Hazardous Substance has been released by the Company or any of its Subsidiaries at any facility of the Company or its Subsidiaries; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of the Company or any of its Subsidiaries, has been and is being handled or dealt with in all respects in compliance with applicable Laws.

        (e) The Company has previously provided to Buyer true and complete copies of any environmental investigation, study, audit, test, review or other analysis of any Person relating to the Real Property or any real property previously owned by the Company or any of its Subsidiaries which has been prepared by or for the Company or any of its Subsidiaries or of which the Company has possession (the "Company Environmental Reports").

        4.21 CONSENTS.
             --------

        Except as required by the Hart-Scott-Rodino Act and the New Jersey Industrial Site Recovery Act, no notice to, filing with, authorization of, exemption by, or consent or waiver of any person, entity, or public or Governmental Entity, is required for the Company to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby which will not have been received prior to Closing.

        4.22 INSURANCE.
             ---------

        Schedule 4.22 lists all policies of insurance or fidelity bonds of any kind or nature covering the Company or its Subsidiaries. Except as set forth in
Schedule 4.22, there
is no claim pending nor has there been a claim made since January 1, 1994 under any such policy or bond as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, and each such policy is in full force and effect. The Company and its Subsidiaries have complied with the terms and conditions of all such policies and bonds, and such policies will remain in effect immediately following the Closing. All workers compensation insurance is in full force and effect and no notice of any cancellation with respect to such insurance has been received. Complete and correct copies of each such policy have been made available to Buyer.


        4.23 LABOR AGREEMENTS.
             ----------------

        (a) Except to the extent set forth in Schedule 4.23: (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Company's knowledge, threatened against or affecting the Business and during the past three years there has not been any such action; (ii) to the Company's knowledge, no union claims to represent the employees of the Company or any of its Subsidiaries; (iii) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company has no knowledge of any union organizing activities among the employees of the Company or any of its Subsid iaries currently in progress or occurring within the past three years, nor does any question concerning representation exist concerning such employees; (vi) there is no grievance arising out of any collective bargaining agreement or other grievance procedure which, if adversely deter mined, would have a Material Adverse Effect; and (v) to the Company's knowledge, neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws or regulations to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress.

        (b) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither the Company nor any of its Subsidiaries has taken any action that would subject it to any provisions of, or regulation under, the WARN Act or of any simi lar state, local or foreign law or regulation. Except as set forth on Schedule 4.23, none of the Company's or any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the date of this Agreement.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Each Buyer Entity, severally and not jointly, represents and warrants to the Company and Sellers as follows:

        5.1  ORGANIZATION AND RELATED MATTERS.
             --------------------------------

        Such Buyer Entity is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Such Buyer Entity has all necessary power and authority to execute, deliver, and perform this Agreement and any Ancillary Agreements to which it is a party. The primary place of business of such Buyer Entity is set forth on Schedule 5.1.


        5.2  AUTHORIZATION.
             -------------

        The execution, delivery, and performance of this Agreement, the Ancillary Agreements, and any related agreements by such Buyer Entity and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized by such Buyer Entity and by all other necessary action on the part of such Buyer Entity. This Agreement, the Ancillary Agreements, and any related agreements constitute the legally valid and binding obligations of such Buyer Entity, enforceable against such Buyer Entity in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

        5.3  NO CONFLICTS.
             ------------

        The execution, delivery, and performance of this Agreement, the Ancillary Agreements, and any related agreements by such Buyer Entity will not violate or constitute a breach or default (whether upon lapse of time or the occurrence of any act or event or otherwise) under (a) the organizational documents of such Buyer Entity, (b) any material law to which such Buyer Entity is subject, or (c) any Contract to which such Buyer Entity is a party that is material to the financial condition, results of operations, or conduct of the business of such Buyer Entity as the case may be.

        5.4  NO BROKERS OR FINDERS.
             ---------------------

        No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of such Buyer Entity or any of their Affiliates in connection with the negotiation, execution, or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

        5.5  LEGAL PROCEEDINGS.
             -----------------

        There is no Order or Action pending or, to the knowledge of such Buyer Entity, threatened in writing against or affecting such Buyer Entity or any of their respective Affiliates or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has, or could reasonably be expected to have, a material adverse effect on such Buyer Entity's ability to perform this Agreement or any other aspect of the transactions contemplated by this Agreement.

        5.6  INVESTMENT INTENT.
             -----------------

        Such Buyer Entity, if it is acquiring Common Stock pursuant hereto, is acquiring the Common Stock and, if it is acquiring Notes pursuant hereto, is acquiring Notes being acquired by it hereunder, and if it is acquiring Mezzanine Warrants pursuant hereto, is acquiring Mezzanine Warrants being acquired by it hereunder, in each case, for its own account for investment only and with no view to distributing any shares of such Common Stock or any Notes or Mezzanine Warrants, as the case may be, in any transaction or series of transactions in violation of applicable law.

        5.7  FINANCING.
             ---------

        The anticipated sources of financing as of the date hereof with respect to the transactions contemplated hereby are set forth on Schedule 5.7. Buyer Entities have access to financing necessary to fund the Purchase Price and the Mezzanine Unit Purchase Price and have provided to Sellers a commitment letter from Fleet Capital Corporation with respect to the Credit Agreement.

        5.8  CONSENTS.
             --------

        Except as required by the Hart-Scott-Rodino Act, no notice to, filing with, authorization of, exemption by, or consent of any person, entity, or public or Governmental Entity, is required for such Buyer Entity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby which will not have been received prior to Closing.


                                   ARTICLE 6

                      COVENANTS WITH RESPECT TO CONDUCT OF
                           BUSINESS PRIOR TO CLOSING

        6.1  ACCESS.
             ------

        The Company will and will cause its Subsidiaries to authorize and permit Buyer and their representatives to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions, Tax records (including Tax Returns) and procedures and all other information with respect to the Business as Windward may from time to time reasonably request.

        6.2  CONDUCT OF BUSINESS.
             -------------------

        Neither the Company nor any of its Subsidiaries will, without the prior written consent of Windward, which may not be unreasonably withheld:

        (a)  conduct the Business in any manner except in the ordinary course;


        (b) except as required by its terms or in the ordinary course of business, amend in any material respect, terminate, or renegotiate any Material Contract;

        (c) except in the ordinary course of business, incur or agree to incur any obligation or liability that individually calls for or guarantees payment by the Company or any of its Subsidiaries of more than $50,000 in any specific case or $200,000 in the aggregate;

        (d) grant any general or uniform increase in the rates of pay or benefits to officers, directors, or employees or any material increase in salary or benefits of any officer, director, or employee; pay any bonus to any person (other than bonuses to employees not to exceed the aggregate amount for such bonuses set forth in Schedule 6.2(d) which shall be paid at or prior to the Closing); or enter into, amend or supplement any employment, collective bargaining or severance agreement;

        (e) sell, transfer, mortgage, encumber, or otherwise dispose of any assets, except (i) for dispositions of property with a value not greater than $100,000 in the aggregate, or (ii) as contemplated by this Agreement;

        (f) issue, sell, redeem, or acquire for value any debt obligations or equity securities of the Company or any of its Subsidiaries, other than the Neubauer Note and Neubauer Escrow Agreement as contemplated by Section 8.5 hereof;

        (g) change or amend any of the charter documents or bylaws of the Company or any of its Subsidiaries;

        (h) other than as permitted or contemplated by this Agreement, declare, issue, make, or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property, or other thing of value, to its stockholders or otherwise pay, discharge or satisfy any claim, liability or obligation owing to Sellers, or split, combine, dividend, distribute, or reclassify any shares of its capital stock;

        (i) change any method or period of accounting; change any significant accounting policy, practice, or procedure; or introduce any new method of management or operation in respect of the Business;

        (j) make any acquisition of or investment (or series thereof) by purchase, contributions to capital, property transfers, or otherwise, in any Person in excess of $100,000 in the aggregate;

        (k) make, revoke or amend any Tax election or settle or compromise any income tax liability, in either case, which is material to the Business, except as reserved for on the Balance Sheet;

        (l) enter into any transaction, arrangement or agreement with any Affiliate of the Sellers, the Company or any of its Subsidiaries (other than those in existence as of the date hereof);

        (m) merge or consolidate with any corporation or entity, or adopt a plan of complete or partial liquidation, dissolution, bankruptcy, restructuring, recapitalization or other reorganization;

        (n) take any other action which is intended to cause any of the representations and warranties made by Sellers or the Company in this Agreement not be true and correct in all material respect on and as of the Closing Date; or

        (o) agree to or make any commitment to take any action that is or would be prohibited by this Section 6.2.

        6.3  HART-SCOTT-RODINO ACT.
             ---------------------

        As soon as practicable, Sellers, the Company and MetLife shall make any and all filings required under the Hart-Scott-Rodino Act and shall furnish each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental agency including, without limitation, any filings necessary under the provisions of said Act. Sellers and MetLife will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, representatives of either the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other governmental agency or authority or members of their respective staffs, with respect to this Agreement or the related transactions except for documents filed pursuant to Item 4(c) of the Notification and Report Form or communications regarding the same.

        6.4  PERMITS AND APPROVALS; THIRD-PARTY CONSENTS.
             -------------------------------------------

        Sellers, the Company and Buyer each agree to cooperate and use their best efforts to obtain (and will promptly prepare all registrations, filings, applications, requests, and notices preliminary to obtaining) all Approvals and Permits that may be necessary or that may be reasonably requested by Windward to consummate the transactions contemplated by this Agreement.

        6.5  PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE.
             ----------------------------------------------

        During the period beginning on the date hereof and ending on the Closing
Date: (a) the Company will use its reasonable efforts to preserve the Business, to keep and maintain the Company's and its Subsidiaries' assets and properties in normal operating condition and repair and to preserve the goodwill of customers, suppliers, employees, distributors and others having business relations with the Business; (b) the Company will maintain the policies of insurance and fidelity bonds set forth on Schedule 4.22 in full force and effect, and (c) the Company and Windward will consult with each other concerning, and the Company will cooperate to keep available to Buyer, the services of the officers and employees of the Company and its Subsidiaries that Windward may wish to retain.

        6.6  ELIMINATION OF INTERCOMPANY AND AFFILIATE LIABILITIES.
             -----------------------------------------------------

        Prior to the Closing Date, the Company shall cause to be eliminated through dividends, capital contributions, or otherwise, to the extent they relate to the Business: (a) any and all loans or other extensions of credit made or guaranteed by the Company or any of its Subsidiaries to or for the benefit of any director, officer, shareholder, or employee of the Company, or any of its Affiliates other than the Company or a Subsidiary; and (b) any and all loans, guarantees, or other extensions of credit of any amount made to or for the benefit of the Company or any of its Affiliates (other than the Company or a Subsidiary) by any of such persons. Neither Buyer, the Company, nor any of its Subsidiaries shall have any continuing commitment, obligation, or liability of any kind with respect to the persons referred to in subsections (a) and (b) above as a result of this Agreement, except as contemplated by this Agreement or any of the Ancillary Agreements.

        6.7  BOOKS AND RECORDS.
             -----------------

        The Company and each Subsidiary shall maintain their respective books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements (subject to normal end-of-period adjustments) and past practices. The Company shall deliver to Windward as soon as available (i) copies of all material reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity relating to the Company or its Subsidiaries, (ii) monthly unaudited financial statements and monthly accounts receivable agings, and (iii) such other reports as Windward may reasonably request relating to the Company and its Subsidiaries.

        6.8  NOTIFICATION OF CERTAIN MATTERS.
             -------------------------------

        Sellers and the Company shall give prompt notice to Windward, and Windward shall give prompt notice to Sellers, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of such Seller or the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) the failure of Buyer, the Company or such Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, Sellers and the Company will promptly notify Windward of any event of which such Seller or the Company, as the case may be, obtains knowledge which has had or might reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to Buyer.

        6.9  NO SHOP.
             -------

        Sellers and the Company shall not, and shall cause each of the Company's Subsidiaries (and each of their respective directors, officers, employees, advisors, representatives, agents and Affiliates) not to, directly or indirectly, encourage, engage in, solicit or initiate any discussions or negotiations with, or provide any information to (except, that in the event any Buyer Entity shall be obligated by law to publicly disclose (and does so disclose) that this Agreement exists, Sellers and the Company may provide information to other Persons for the sole purpose of advising them of the existence of this Agreement), or negotiate or enter into any agreement or agreement in principle with, any other Person, entity or group, with respect to a sale of the Company or its Subsidiaries, their assets or capital stock or any similar transaction. Sellers and the Company shall, and shall cause the Company's Subsidiaries (and each of their respective directors, officers, employees, advisors, representatives, agents and Affiliates) to, notify Windward of any action taken by any Person in connection with the foregoing sentence and shall provide Windward with any information, written or oral, obtained by such party in connection therewith.

        6.10 ENVIRONMENTAL STUDIES.
             ---------------------

        The Company shall give access to the properties of the Company and its Subsidiaries to Buyer (and such individuals designated by Buyer) to the extent required to complete Phase I, Phase II and any other environmental studies (the "Environmental Studies") to the extent requested by Windward.

        6.11 FINANCING.
             ---------

        Buyer shall use its reasonable best efforts to obtain the financing for the transactions contemplated hereby in order to satisfy Section 9.2(i) consistent with the terms of the commitment letter provided to Sellers set forth in Section 5.7 and as otherwise acceptable to Windward.

        6.12  INTANGIBLE PROPERTY AGREEMENTS
              ------------------------------

        The Company shall use its reasonable best efforts to enter into Intangible Property Agreements with each of the employees of the Company and its Subsidiaries designated by Windward prior to the Closing Date.

                                   ARTICLE 7

                        ADDITIONAL CONTINUING COVENANTS

        7.1  TAX COOPERATION.
             ---------------

        (A) COOPERATION. After the Closing, Sellers, the Company and Windward shall, and shall cause their respective Affiliates to, cooperate with the other parties in the preparation of all Tax Returns and shall provide, or cause to be provided, to the other parties any records and other information reasonably requested by such parties in connection therewith as well as access to, and the cooperation of, the auditors of the Company and Windward and their respective Affiliates. After the Closing, Sellers, the Company and Windward shall, and shall cause their respective Affiliates to, cooperate with the other parties in connection with any Tax investigation, audit, or other proceeding relating to the Business. Sellers shall have the right to review any Tax Return covering any period (or portion thereof) occurring on or prior to the Closing and shall have the right to approve any position taken in any such Tax Return that could give rise to indemnification by Sellers pursuant to Article 11. The Company will not file any amended Tax Return without Sellers' prior written approval (which shall not be unreasonably withheld) to the extent such amendment could give rise to a claim for indemnification by Seller pursuant to Article 11.

        (B) MAINTAIN RECORDS. For a period of five years after the Closing (or until the running of the applicable statute of limitations for the return in question), the Company, Windward and Sellers shall maintain all tax records, working papers, and other supporting financial records and documents relating to the Tax Returns filed by, on behalf of, or relating to the Company or any of its Subsidiaries or to any Taxes for the last closed year and for all open years and for their taxable years in which the Closing Date occurs. All such documents that relate primarily to the Company and its Subsidiaries will be delivered to and maintained by Windward during the period set forth above, and Windward will make the same available to Sellers or their agents at reasonable times for inspection and copying. All such remaining documents shall be retained by Sellers during the period set forth above, and Sellers will make the same available to Windward or its agents at reasonable times for inspection and copying. At the end of the period set forth above, Sellers or Windward, as the case may be, may dispose of such documents, provided that notice of such disposition must be given to the other parties at least 60 days in advance of such disposition. Upon receipt of such notice, Sellers or Windward, as the case may be, may request (at the requesting party's expense) that such documents be delivered to them in lieu of disposing of such documents.

        7.2  RECAPITALIZATION TREATMENT.
             --------------------------

        As of the date hereof and for a period of five years after the Closing, the Company and the Sellers shall cooperate with any reasonable requests of Windward related to the record ing of the transactions contemplated by this Agreement as a recapitalization for financial reporting purposes, including, without limitation, to assist Buyer and its affiliates with any presentation to any Person (including any Governmental Entity) with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with any Governmental Entity. In furtherance of the foregoing, the Company shall provide Windward, for the prior review and comment of Windward's advisors, any description of the transactions contemplated by this Agreement which is meant to be disseminated to any Person.


        7.3  REPURCHASE RIGHTS.
             -----------------

        The Company may, at any time on or prior to the date which is 180 days after the Closing Date (the "Repurchase Expiration Date"), repurchase from each of MetLife, Windward/Park, Windward/Merban and Windward/Merchant (or any Person to whom the Mezzanine Security Units have been transferred in accordance with
Section 7.4 hereof) all, but no less than all, Mezzanine Security Units (including any shares of Common Stock issued upon exercise of the Mezzanine Warrants), and such Buyer Entities (or such other Person) shall sell and transfer to the Company all the Mezzanine Security Units (including any shares of Common Stock issued upon exercise of the Mezzanine Warrants) held by such Buyer Entity (or such other Person), for a purchase price payable to the Buyer Entities in the aggregate equal to the Mezzanine Unit Purchase Price (plus any accrued but unpaid interest on the Notes, if any, through the date of such repurchase) (the "Repurchase Price"), payable to each such Buyer Entity (or such other Person) in accordance with such Buyer Entity's pro rata ownership of the Mezzanine Security Units; provided, however, that the Company may only exercise
                          --------
such right simultaneously (i) with respect to all Mezzanine Security Units (including any shares of Common Stock issued upon exercise of the Mezzanine Warrants), and (ii) with respect to each such Buyer Entity (or such other Person). The Company may exercise such right by providing written notice to each such Buyer Entity at least five days prior to the consummation of such repurchase, in which case, such Buyer Entities shall deliver to the Company all Notes, Mezzanine Warrants (including any shares of Common Stock issued upon exercise of such Mezzanine Warrants) and Mezzanine Stock in consideration for the Company's delivery of the Repurchase Price. In consideration for such repurchase rights set forth in this Section 7.3, the Company shall pay an aggregate of $500,000 to MetLife, Windward/Park, Windward/Merban and Windward/Merchant (or any Person to whom the Mezzanine Security Units have been transferred in accordance with Section 7.4 hereof), payable to each such Buyer Entity (or such other Person) in accordance with such Buyer Entity's pro rata ownership of the Mezzanine Security Units, such amounts to be paid to Windward, as agent for and on behalf of the holders of the Mezzanine Security Units, as follows: $250,000 shall be paid at Closing, and $250,000 shall be paid on the earlier to occur of the date the Company exercises such repurchase right and the Repurchase Expiration Date.


        7.4  TRANSFER RESTRICTIONS.
             ---------------------

        Each of MetLife, Windward/Park, Windward/Merban and Windward/Merchant hereby agree that no Notes, Mezzanine Warrants (including any shares of Common Stock issued upon exercise of such Mezzanine Warrants) or Mezzanine Stock owned by such Buyer Entity or any interest therein may be sold, assigned, transferred or otherwise disposed of prior to Repurchase Expiration Date, unless such sale, transfer or disposition is of the entire Mezzanine Security Unit (including any shares of Common Stock issued upon exercise of the Mezzanine Warrants) (i.e., the selling Buyer Entity sells the
                                     ----
same percentage of Notes, Mezzanine Stock and Mezzanine Warrants as the relative aggregate percentage of such constituent securities owned by such Buyer Entity), in which case such Person must have provided evidence satisfactory to Windward that such Person shall abide by the transfer restrictions set forth in this
Section 7.4 and agree to be bound by the provisions of Section 7.3 of this Agreement, in each case, until the Repurchase Expiration Date.

        7.5  ENVIRONMENTAL COMPLIANCE.
             ------------------------

        The Sellers, in exercising their managerial rights contemplated by
Section 11.3 hereof, shall comply in all respects with the terms, provisions and conditions set forth in the letter from Steven H. Goldfarb to Metcalf & Eddy, dated January 20, 1997, a copy of which is attached hereto as Exhibit N, with respect to the management and operation of the remediation of environmental matters relating to the Company's property located in Avon, Massachusetts as set forth in such letter except as otherwise directed by the Massachusetts Department of Environmental Protection in which case Sellers agrees to notify Windward in advance of taking any action inconsistent with such letter. The Company may deliver written notice of an Environmental Action as provided in
Section 11.3 with respect to such compliance, in which event the resolution mechanism set forth in Section 11.3, to the extent not already applicable to such matter, shall also be applicable thereto.


                                   ARTICLE 8

                           SIMULTANEOUS TRANSACTIONS

        8.1  SHAREHOLDERS AGREEMENT.
             ----------------------

        At or prior to the Closing, the Windward Entities, Sellers and the Company shall enter into a Shareholders Agreement (the "Shareholders Agreement") having terms and conditions substantially consistent with the term sheet attached hereto as Exhibit B.

        8.2  ORGANIZATIONAL DOCUMENTS.
             ------------------------

        At or prior to the Closing, Sellers and the Company shall obtain or grant such approval, as the case may be, and shall take such other action as is necessary, including, without limitation, amending the Certificate of Incorporation and By-Laws of the Company, to cause (i) the Board of Directors of the Company (the "Board") to consist of, effective as of the Closing Date, 9 directorships, (ii) the Board to consist of the individuals set forth on
Schedule 8.2 immediately following the consummation of the transactions contemplated by this Agreement, (iii) the Windward Entities to have the ability to appoint 6 directors to the Board, 3 of which who shall not be employees of Windward (the "Independent Directors") and 3 of which who may be affiliated with Windward (the "Windward Directors") and Sellers, collectively, to have the ability to appoint 3 directors to the Board (the "Sellers Directors"), (iv) all actions of the Board following the Closing Date to require the approval of the Windward Directors; (v) the Independent Directors to be entitled to compensations substantially consistent with the term sheet attached hereto as Exhibit C; and (vi) the organizational documents of the Company to contain necessary provisions to reflect the understanding of the parties hereto that the Company's ability to conduct transactions with Affiliates shall be limited to the extent necessary to be fair to all stockholders of the Company. Windward shall have the ability to review and comment on any documentation reflecting such actions, including without limitation, any amendments to the Certificate of Incorporation and By-Laws of the Company.

        8.3  MANAGEMENT AGREEMENT.
             --------------------

        At or prior to the Closing, the Company shall enter into a Management Agreement (the "Management Agreement"), having terms and conditions substantially in the form of Exhibit D, with an Affiliate of Buyer.

        8.4  OPTION PLANS.
             ------------

        Prior to the Closing, the Company shall adopt option and contingent bonus plans (the "Option Plans") having terms and conditions substantially consistent with the term sheet attached hereto as Exhibit E and Exhibit F. Such plans shall be subject to approval by the stockholders of the Company immediately after the Closing.

        8.5  EXISTING INDEBTEDNESS.
             ---------------------

        At or prior to the Closing, the Company will (i) redeem all of its outstanding 12 1/2% Convertible Subordinated Debentures due 2000 (the "12 1/2% Debentures") and all of its outstanding 7 1/4% Subordinated Debentures due 2001 (the "7 1/4% Debentures"), in each case, in accordance with the terms of the indentures governing the 12 1/2% Debentures and 7 1/4% Debentures, respectively,
(ii) satisfy all obligations under the Neubauer Note, including, without limitation, the outstanding principal and interest thereon to be deposited with the escrow agent under the Neubauer Escrow Agreement and any additional payments due and payable to Walter Neubauer as a result of the transactions contemplated hereby and (iii) redeem or repay other Indebtedness which may be required to be redeemed or repaid pursuant to the terms of the Credit Agreement.

        8.6  FINANCING.
             ---------

        (a) In connection with the transactions contemplated hereby, at or prior to the Closing, the Company shall enter into a credit agreement (the "Credit Agreement") on substantially the terms described on Schedule 5.7 hereto and otherwise acceptable to Windward, as Windward shall direct.

        (b) Windward will consult with the Company in connection with the negotiation of the terms of the financing described in Section 5.7 hereto. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers and employees to provide, to Buyer all necessary cooperation in connection with the arrangement of the Credit Agreement, the Notes and any other financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, the execution and delivery of any pledge or security documents, underwriting or placement agreements, other definitive financing documents, or other requested certificates or documents as may be requested by Windward.


                                   ARTICLE 9

                             CONDITIONS OF PURCHASE

        9.1  GENERAL CONDITIONS.
             ------------------

        The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

        (A) NO INJUNCTIONS; ORDERS. No preliminary or permanent injunction or other Order shall have been issued and not removed by any court of competent jurisdiction or by any Governmental Entity, nor shall any statute, rule, regulation, or executive order be promulgated or enacted by any Governmental Entity, that restricts or prevents the consummation of the transactions contemplated hereby.

        (B) APPROVALS. To the extent required by applicable law, all material Permits and Approvals required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse to the party or parties entitled to the benefit thereof, and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

        (C) SOLVENCY OPINION. Buyer, Sellers and the Company shall receive from a nationally recognized valuation firm an opinion in form reasonably satisfactory to Buyer and Sellers as to the solvency of the Company giving effect to the transactions contemplated by this Agreement including, the redemption of Sellers' shares of Common Stock and the financing.

        9.2  CONDITIONS TO OBLIGATIONS OF BUYER.
             ----------------------------------

        The obligations of each Buyer Entity to effect the Closing shall be subject to the following conditions except to the extent waived in writing by such Buyer Entity, as applicable:

        (A) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE COMPANY AND SELLERS.

        (i) The representations and warranties of the Company and Sellers herein contained which are not qualified by materiality shall be true in all material respects at and as of the Closing Date (except for those that speak as of a specific date which shall be true in all material respects at and as of such date) with the same effect as though made at such time;

        (ii) The representations and warranties of the Company and Sellers herein contained which are qualified by materiality shall be true in all respects at and as of the Closing Date (except for those that speak as of a specific date which shall be true in all respects at and as of such date) with the same effect as though made at such time;

        (iii) The representations and warranties of the Company and Sellers herein contained shall be true and correct in all respects at and as of the Closing Date (except for those that speak as of a specific date which shall be true in all respects at and as of such date) without regard to any materiality exceptions or qualifications contained therein, other than exceptions or qualifications which in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

        (iv) Sellers and the Company shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and

        (v) Sellers and the Company shall have delivered to Buyer certificates of Sellers and the Company in form and substance satisfactory to Buyer, dated the Closing Date, to such effect with respect to the foregoing clauses (i) through (iv); provided, however, that if there is any inaccuracy in any such certificate related to any representation or warranty, Sellers shall have no liability for any such inaccuracy beyond the period of survival related to such representation and warranty set forth in Section 10.3 hereof.

        (B) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in or affecting the Business subsequent to the date hereof.

        (C) RESIGNATION OF DIRECTORS AND CERTAIN OFFICERS. The directors and officers of the Company and its Subsidiaries listed in a letter to be delivered by Windward to the Company at least ten days prior to the Closing Date shall have submitted their resignations in writing to the Company and its Subsidiaries. Such resignations of officers and directors (in such capacity) shall be effective as of the Closing.

        (D) DEFERRED PURCHASE PRICE AGREEMENT. The Deferred Purchase Price Agreement shall have been executed and delivered by the Company, the Buyer Entities, Sellers and the Trustee.

        (E) EMPLOYMENT AGREEMENTS. Each of the employees listed on Exhibit J shall have entered into an employment agreement in form and substance satisfactory to Windward, which agreements shall have employment, non-competition and other terms as are described on Exhibit J. The foregoing employment agreements are intended to provide the Company with non-competition protection from key employees.

        (F) RELATED TRANSACTIONS. Each of the Ancillary Agreements and the Credit Agreement shall have been executed and delivered, to the extent applicable, by Sellers and the Company; and the Company and the Sellers shall have taken such action as is necessary to effectuate the events contemplated by
Section 8.2 and Section 8.4 hereof.

        (G) OPINION OF COUNSEL. Each Windward Entity shall receive at the Closing from O'Melveny & Myers, counsel to Sellers and the Company, an opinion dated the Closing Date addressed to each Buyer Entity in form and substance substantially as set forth in Exhibit H.

        (H)  EXISTING INDEBTEDNESS.   The Net Debt of the Company and its
Subsidiaries shall not be in excess of $16,230,000 and arrangements reasonably satisfactory to Windward shall have been made by the Company so that prior to or concurrently with the Closing, the Indebtedness of the Company and its Subsidiaries required to be redeemed or repaid hereunder shall have been redeemed or pre-paid in accordance with Section 8.5 hereof. The Company shall have delivered to Windward evidence that such Indebtedness has been cancelled and that any Encumbrances that existed in connection therewith have been released as of the Closing Date.

         (I) FINANCING. The Company shall have received, on terms reasonably satisfactory to Buyer, the proceeds of the Credit Agreement required to consummate the transactions contemplated by this Agreement, including, without limitation, to pay transactions fees and expenses associated therewith.

         (J) CONSENTS. Sellers and the Company shall have obtained and provided to Buyer all required Approvals and Permits listed on Schedule 3.3.

         (K) CERTIFICATE. The Company shall have delivered to Buyer a certificate signed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the information contained in the Estimated Closing Balance Sheet is true, complete and correct in all material respects.

         (L) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by Sellers and the Company.

         (M)  ENVIRONMENTAL MATTERS.

              (i) The results of the Environmental Studies shall, in the reasonable judgment of Windward, not differ in any material respect (either as to scope, costs, expenses, duration or otherwise) from the Company Environmental Reports previously provided to Buyer by Sellers and the Company, and Sellers shall have obtained any approval, decision or authorization required under the New Jersey Industrial Site Recovery Act to consummate the transactions contemplated hereby.

              (ii) The Company shall have received the approval of the Massachusetts Department of Environmental Protection to suspend the deadlines in the

Special Permit Conditions in the Norfolk Avon Realty Trust's Tier IB Permit to require a Phase II (Comprehensive Site Assessment) Report and, if necessary, a Phase III (Identification and Selection of Comprehensive Remedial Action Alternatives) until July 27, 1997.


        9.3  CONDITIONS TO OBLIGATIONS OF SELLERS AND THE COMPANY.
             ----------------------------------------------------

        The obligations of Sellers and the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Sellers and the Company:

        (A) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF EACH BUYER ENTITY. The representations and warranties of each Buyer Entity herein contained shall be true in all material respects at and as of the Closing Date (except for those that speak as of a specific date which shall be true in all respects at and as of such date) with the same effect as though made at such time; each Buyer Entity shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and each Buyer Entity shall have delivered to Sellers and the Company certificates of such Buyer Entity in form and substance satisfactory to Seller, dated the Closing Date to such effect.

        (B) ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by Buyer, to the extent applicable.

        (C) OPINION OF COUNSEL. Sellers and the Company shall receive at the Closing from each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Windward Entities and from counsel to MetLife, an opinion dated the Closing Date in form and substance substantially as set forth in Exhibit I, modified to the extent necessary to reflect the organizational structure of each Buyer Entity.


                                  ARTICLE 10

                      TERMINATION OF OBLIGATIONS; SURVIVAL

        10.1 TERMINATION OF AGREEMENT.
             ------------------------

        Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate at the close of business on March 1, 1997 unless extended by mutual consent in writing of each Buyer Entity and the Company and may otherwise be terminated at any time before the Closing as follows and in no other manner:

        (A) MUTUAL CONSENT. By mutual written consent of Buyer and the Company.

        (B) MATERIAL BREACH. By either of (i) any Buyer Entity, or (ii) the Company if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties, or covenants set forth herein; provided, however, that if such breach is susceptible to cure, Company or such Buyer Entity, as the case may be, shall have ten Business Days after receipt of notice from the other party of its intention to terminate this Agreement pursuant to this Section 10.1(b) in which to cure such breach before the other party may so terminate this Agreement.

        (C) ILLEGALITY. By either any Buyer Entity or the Company if there shall be a final, non-appealable order of a Governmental Entity of competent jurisdiction in effect preventing the Closing.

        10.2 EFFECT OF TERMINATION.
             ---------------------

        If this Agreement shall be terminated pursuant to Section 10.1(a) or
(c), all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided, that the obligations of the parties contained in the second sentence of Section 12.9 and all of Section 12.12 shall survive any such termination. A termination under
Section 10.1(b) shall not relieve any party of any liability for fraud or for a breach of, or for any misrepresentation under, this Agreement or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

        10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
             ------------------------------------------

        Except as set forth in Section 11.7, the covenants and agreements contained in or made pursuant to this Agreement shall survive without limitation. The representations and warranties contained in or made pursuant to this Agreement shall expire eighteen (18) months after the Closing, except (i) for the representations and warranties contained in Article 3, Section 4.1 [Issuance of Securities], Section 4.3 [Stock] and Section 4.16 [No Brokers or Finders] which shall survive without limitation, and (ii) for the representations and warranties contained in Section 4.14 [Employee Benefits] and
Section 4.15 [Tax and Other Returns and Reports] which shall survive for the applicable statute of limitations, in any case, except that if a claim or notice is given under Article 11 with respect to any representation or warranty prior to the expiration date, the claim with respect to such representation or warranty shall continue indefinitely until such claim is finally resolved.


                                  ARTICLE 11

                                INDEMNIFICATION

        11.1 OBLIGATIONS OF SELLERS.
             ----------------------

             (A)  COMPANY INDEMNITY.

             (i) If the Closing occurs, subject to Section 11.3(d), Sellers agree jointly and severally to indemnify and hold harmless the Company and its directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from, (A) the Sales Process, (B) any Taxes of the Company or any of its Subsidiaries attributable to any taxable period or portion thereof which begins before and ends on or prior to the Closing Date, or (C) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by the Company in or pursuant to this Agreement (other than the representations and warranties made pursuant to Article 3 and other than covenants to be performed by the Company after the Closing). For purposes of this Article 11, Taxes (and Tax deductions) of the Company or any of its Subsidiaries for any taxable period which begins before and ends after the Closing Date shall be allocated to the portion of such period ending on and including the Closing Date on the basis of a hypothetical closing of the applicable financial statements of the Company and its Subsidiaries, except with respect to Taxes described in Section 164(d) of the Code which shall be allocated to such portion on a per diem basis.

             (ii) If the Closing occurs, each Seller agrees to indemnify and hold harmless the Company and its directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations and warranties made by such Seller pursuant to Article 3.

        (B)  BUYER INDEMNITY.

             (i) Subject to Section 11.3(d), Sellers agree jointly and severally to indemnify and hold harmless each Buyer Entity and each of their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from, (A) the Sales Process, (B) any Taxes of the Company or any of its Subsidiaries attributable to any taxable period or portion thereof which begins before and ends on or prior to the Closing Date, or
(C) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by the Company in or pursuant to this Agreement (other than, if the Closing occurs, the representations and warranties made pursuant to Article 3); provided that Buyer Entities shall not be entitled to indemnification for any Losses under this Section 11.1(b) if the Company has received indemnification under Section 11.1(a) for such Losses; provided further, that a diminution in value of the Company shall not, in and of itself, constitute a Loss to any Buyer Entity.

             (ii) Each Seller agrees to indemnify and hold harmless each Buyer Entity and each of their directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations and warranties made by such Seller pursuant to Article 3; provided that no Buyer Entity shall be entitled to indemnification for any Losses under this Section 11.1(b) if the Company has received indemnification under Section 11.1(a) for such Losses.

        (C)  REDUCTION OF DEFERRED AMOUNT.

        Subject to Section 11.4 below, the Deferred Amount shall be subject to reduction pursuant to the terms of the Deferred Purchase Price Agreement on account of any and all such Losses indemnified pursuant to Section 11.1 or
Section 11.3 hereof. All claims for indemnification against Sellers pursuant to this Section 11.1, Section 11.3 or any other provision of this Agreement shall be made by the Company and/or any Buyer Entity and their respective officers, directors, representatives, and assigns, first against the Deferred Amount in accordance with the terms of this Agreement and the Deferred Purchase Price Agreement before any recourse is sought against any Seller.

        11.2 OBLIGATIONS OF BUYER.
             --------------------

        Each of the Buyer Entities, severally but not jointly, agrees to indemnify and hold harmless Sellers and the Company from and against any Losses of Sellers or the Company, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by such Buyer Entity, as applicable in or pursuant to this Agreement provided, however that each Buyer
                                               --------
Entity shall only be responsible for any Losses directly attributable to such Buyer Entity, and only to the extent such Losses do not exceed such Buyer Entity's aggregate portion of the Purchase Price or the Mezzanine Unit Purchase Price, as applicable.

        11.3 PROVISIONS RELATED TO INDEMNIFICATION FOR ENVIRONMENTAL LOSSES.
             ---------------------------------------------------------------

        (a) Sellers agree jointly and severally to indemnify, reimburse, defend and hold harmless the Company and each Buyer Entity and each of their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of any such Person, directly or indirectly, as a result of, or based upon or arising from, or in connection with any of the following:

             (i)   the events, circumstances, or conditions described in
Schedule 4.20;

             (ii)  Environmental Losses; and

             (iii) Any inaccuracy in or breach of the representations and warranties contained in Section 4.20 hereof.

        (b) Subject to the following provisions of this Section 11.3(b), the Sellers shall have complete authority to direct, manage, supervise, control and determine the scope and nature of the remediation of any environmental matter covered by the provisions of this Section 11.3. The Sellers shall, however, consult with the Company and keep the Company reasonably informed of all such matters. Without limiting the generality of the foregoing, the Sellers shall provide the Company with monthly reports on all remediation and the Company shall have reasonable notice of, and the opportunity to participate in, all meetings and material phone calls relating to any such remediation. In addition, if the Company (A) reasonably believes that (i) the Sellers should be taking any remedial action with respect to environmental matters covered hereunder or should be taking a remedial action in a manner that differs from the manner directed by Sellers, or (ii) should not be taking certain action or should cease from taking action in a particular manner, or (B) reasonably disagrees with and believes the Sellers should be taking alternative action with respect to the Sellers' direction, management, supervision, control or determination of the scope and nature of the remediation hereunder (collectively, an "Environmental Action"), the Company shall give written notice to the Sellers to such effect, setting forth the requested Environmental Action. If after a period of 30 days of such notice, Sellers have not taken such Environmental Action, the Company may submit the issue of whether such Environmental Action should be taken to an Evaluator (designated in the same manner, and having the same qualifications. as in Section 2.6(c), and who may be the same Person designated pursuant to such Section). The Evaluator shall within 30 days of being retained, make a determination of whether the requested Environmental Action is necessary or required and the Evaluator's determination shall be conclusive. If the Evaluator determines that the Company's requested Environmental Action be taken, the Company's costs of the evaluation of such Environmental Action shall be a "Loss" for the purposes of this Section 11.3 and the fees of the Evaluator shall be the responsibility of Sellers. If the Evaluator determines that the Company's requested Environmental Action is not required, the costs of the evaluation and the fees of the Evaluator shall be the responsibility of the Company. At such time as the Company is responsible for the environmental matters covered hereby either on account of Section 11.4 or Section 2.6(b), the Company shall have control of the remediation of all such matters.

        (c)  The Company agrees to release, indemnify and hold harmless
Sellers from and against any Losses of Sellers, directly or indirectly, as a result of, or based upon or arising from all Environmental Losses, Environmental Claims or other environmental matters relating to the Company or any of its Subsidiaries to the extent Sellers are not required to provide indemnification to the Company or any Buyer Entity under this Article 11.

        (d)  Notwithstanding anything to the contrary contained in this
Article 11, the indemnification obligations of Christopher Bateman and Linda Rillorta and Richard and Debra Ferraid, with respect to the matters covered by this Section 11.3 shall be several only and not joint and several, limited to their respective Redemption Percentage of such obligations.


        11.4 LIMIT ON SELLERS' INDEMNIFICATION.
             ---------------------------------

        (a) Sellers shall not be required to provide indemnification to the Company or any Buyer Entity under this Article 11 except to the extent that the aggregate amount of the Losses incurred by Company and any Buyer Entity exceeds $250,000. Anything in this Agreement to the contrary notwithstanding, Sellers shall have no obligation to indemnify the Company or any Buyer Entity with respect to any disputed item that was specifically determined by Accountant or Independent Accountant in accordance with Section 2.5.

        (b) No Seller shall be required to provide indemnifications to the Company or any Buyer Entity under this Agreement once the amount of Losses paid (or deemed paid on account of a reduction of the Deferred Amount) by Sellers equals $30,000,000.

        (c) No Seller shall be required to provide indemnifications to the Company or any Buyer Entity under this Agreement to the extent such Losses were reflected in an accrual contained in the Audited Closing Balance Sheet for such amounts as reflected in such accruals, or in the case of Taxes, to the extent such Taxes are paid prior to the Closing Date or are reflected in accruals on the Audited Closing Balance Sheet.


        11.5 PROCEDURE.
             ---------

        (A) NOTICE. Any party seeking indemnification (an "Indemnified Party") with respect to any Loss shall give notice thereof to the party required to provide indemnity hereunder (the "Indemnifying Party") on or before the date specified in Section 11.7 and within 30 days after receipt by the Indemnified Party of notice of any demand, claim, or circumstances which could give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding, or investigation (including, without limitation, a notice of any Tax audit or of any request to waive or extend the statute of limitations applicable to the assessment or collection of any Tax), which could give rise to a right to indemnification pursuant to this Article 11; provided, however, that the failure
                                             --------
to so notify the Indemnifying Party or its obligations hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure.

        (B) DEFENSE. If any claim, demand, or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall have the right to direct, through counsel reasonably acceptable to the Indemnified Party, the defense or settlement of any action or proceeding brought against the Indemnified Party in respect of matters embraced by the indemnity. If the Indemnifying Party assumes the defense of any such claim or proceeding, the Indemnified Party may participate in such defense at its own expense. If the Indemnifying Party shall fail to defend or if after commencing or undertaking any such defense fails to prosecute or withdraw from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section, the Indemnified Party may settle such claim or proceeding prior to a final judgment thereon or forego appeal with respect thereto, in either case, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The parties shall cooperate in the defense of all third-party claims which may give rise to indemnifiable claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records, or other documents within its control that are reasonably requested in the course of or necessary or appropriate for such defense.

        (C) TAX ADJUSTMENTS. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss (including any Environmental Loss) shall be limited to the amount of any Loss that remains after deducting therefrom any Tax benefit realized by the Indemnified Party or any Affiliate thereof as a result of amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of such Loss (a "Tax Benefit"), but only to the extent such Tax Benefit results in an actual reduction of Taxes due in the year of the payment of the claim for indemnity (or a reduction of the Deferred Amount) or a refund for Taxes already paid. If any Tax Benefit is recognized by an Indemnified Party or any Affiliate thereof in any year subsequent to the year of the indemnity payment (or reduction of the Deferred Amount), if the Final Deferral Amount has not been determined, the Deferred Amount shall be increased by, or if the Final Deferral Amount has been determined, Sellers shall be paid in accordance with their respective Redemption Percentages, the amount of (i) the actual reduction in Taxes due and payable in such year below the amount of Taxes that would have been paid solely but for such Tax benefit or (ii) any refund of Taxes already paid to the extent attributable to such Tax Benefit.

        (D) INSURANCE MATTERS. If any Loss is covered by insurance, whether by the insurance policies disclosed on Schedule 4.22 or otherwise, the Company or Buyer shall use good faith efforts to exhaust claims against such policies. The provisions of this Article are subject to the rights of any Indemnified Party's insurer which may be defending any such claim. If the Indemnifying Party makes any payment hereunder of a Loss, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or third party with respect to such Loss.

        (E) ADJUSTMENT. Any indemnity payment pursuant to this Agreement shall be treated as an adjustment to the Redemption Price (resulting in an adjustment to the Share Purchase Price).

        11.6 ABSOLUTE INDEMNITY.
             ------------------

        Except in the case of fraud, the indemnification provided in this
Article 11 shall, in the event that the Closing occurs, constitute the exclusive remedy of the parties hereto and their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the breach of any representation or warranty or the nonfulfillment of any agreement or covenant in or pursuant to this Agreement or any other agreement, document, or instrument required hereunder.

        11.7 SURVIVAL.
             --------

        This Article shall survive any termination of this Agreement. This indemnification shall survive the Closing and shall remain in effect for a period of eighteen months after the Closing Date, except (i) with respect to indemnification pursuant to Section 11.1 for breaches of the representations and warranties in Section 4.14 and Section 4.15, which shall remain in effect until expiration of the applicable statute of limitations, and (ii) with respect to indemnification pursuant to Section 11.1 for breaches of the representations and warranties in Article 3, Section 4.1, Section 4.3 and Section 4.16, with respect to the matters set forth in clause (A) and clause (B) of the first sentence of each of Section 11.1(a)(i) and Section 11.1(b)(i) and for breaches of covenants and agreement contained herein, which shall remain in effect indefinitely and
(iii) with respect to indemnification pursuant to Section 11.3(a)(i) and Section 11.3(a)(ii), which shall remain in effect until determination of the Final Deferral Amount. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any limitation period shall continue to be covered by this Article until such matter is finally terminated or otherwise resolved (subject to applicable statutes of limitations) by the parties and settled under this Agreement and any amounts payable hereunder are finally determined and paid.

        11.8 MATERIALITY DEFINITION.
             ----------------------

        "Material Adverse Effect" or "material" (as such terms are used in any representation or warranty contained in Article 3, Article 4 or Article 5) shall, for purposes of Section 11.1, Section 11.2 and Section 11.3 of this Agreement, be deemed to have occurred if the aggregate of all Losses related to any such representation or warranty shall exceed $200,000.


                                  ARTICLE 12

                                    GENERAL

        12.1 AMENDMENTS; WAIVERS.
             -------------------

        This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision or consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent, and instance so provided.

        12.2 EXHIBITS; SCHEDULES; INTEGRATION.
             --------------------------------

        Each exhibit and schedule delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. All references in this Agreement to schedules refer to schedules set forth in the Disclosure Schedule or such other schedules referred to hereunder. This Agreement, together with such exhibits and schedules, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, excluding the Confidentiality Agreement dated September 16, 1996 (the "Confidentiality Agreement") between Windward Capital Partners, L.P. and the Company.

        12.3 BEST EFFORTS; KNOWLEDGE.
             -----------------------

        (A) COMMITMENT TO BEST EFFORTS. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

        (B) LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts that require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution, or to expend any funds other than in payment of customary and reasonable out-of-pocket expenses incurred in satisfying obligations hereunder, including but not limited to the fees, expenses, and disbursements of its accountants, actuaries, counsel, and other professional advisers.

        (C) KNOWLEDGE. As used in this Agreement, the terms "knowledge" or "knowledge and belief" when used with respect to the Company shall mean the "knowledge" or "knowledge and belief" of the executive officers of the Company.

        12.4 GOVERNING LAW.
             -------------

        This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization or incorporation of the respective parties.

        12.5 ASSIGNMENT.
             ----------

        Neither this Agreement nor any rights or obligations hereunder shall be assignable except that Buyer may assign its rights and obligations (including the right to acquire the Common Stock and the Notes) to one or more wholly owned subsidiaries or Affiliates of Buyer or, with the consent of Sellers, not to be unreasonably withheld, to any other Persons and except that the Company may grant a security interest in, and assign its rights, title and interests in, to and under (in either case, only with respect to the Company's rights, title and interests (and not with respect to any other party's rights, title and interests) in, to and under this Agreement), this Agreement to Fleet Capital Corporation, as Agent, for the benefit of the Lenders (as such term is defined in the Credit Agreement), pursuant to the terms of the Assignment of Contracts as Collateral Security, dated as of February 14, 1997, by the Company in favor of the Agent. Buyer shall remain liable to the Company for the payment of the Purchase Price and other obligations of Buyer hereunder notwithstanding a permitted assignment.

        12.6 HEADINGS.
             --------

        The descriptive headings of the articles, sections, and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

        12.7 COUNTERPARTS.
             ------------

        This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other parties.

        12.8 PUBLICITY.
             ---------

        The Company, Sellers and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement, or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other parties except to the extent that a particular action is required by applicable law.

        12.9 CONFIDENTIALITY.
             ---------------

        The terms of the Confidentiality Agreement are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate as it relates to the Business but shall otherwise remain in full force and effect. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

        12.10 PARTIES IN INTEREST.
              -------------------

        This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

        12.11 NOTICES.
              -------

        Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax, or telecommunications mechanism, or (c) mailed by certified or registered mail, postage prepaid, receipt requested, set forth on

Exhibit K or to such other address or to such other person as any party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 12.11 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually delivered to such address.

        12.12 EXPENSES.
              --------

        Subject to the provisions of the proviso below, each of Sellers, the Company and each Buyer Entity shall pay its own expenses incident to the negotiation, preparation, and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses, and disbursements of its investment bankers, accountants, and counsel and of securing third party consents and approvals required to be obtained by it (collectively, the "Expenses"); provided, however, that if the Closing occurs, the Company will pay (i) to Sellers, $1,000,000 to cover their Expenses, and
(ii) to Windward Capital Partners, L.P. on behalf of the Windward Entities, such amounts as contemplated in a letter agreement to be executed by the Company and Windward Capital Partners, L.P. substantially consistent with the terms set forth in Exhibit B, and such payments shall have no effect on the Redemption Price.

        12.13 REMEDIES; WAIVER.
              ----------------

        To the extent permitted by law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

        12.14 ATTORNEYS' FEES.
              ---------------

        In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and expenses incurred in such Action.

        12.15 REPRESENTATION BY COUNSEL; INTERPRETATION.
              -----------------------------------------

        The Company, Buyer and each Seller acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer, Sellers and the Company.

        12.16 SPECIFIC PERFORMANCE.
              --------------------

        Each party hereto acknowledges that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

        12.17 SEVERABILITY.
              ------------

        If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

        12.18 CONSENT TO JURISDICTION; SERVICE OF PROCESS; VENUE.
              --------------------------------------------------

        Each party hereto hereby irrevocably and unconditionally (a) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, county of Manhattan, for any Actions arising out of or relating to this Agreement and the transactions contemplated by this Agreement, (b) agrees not to commence any Action relating thereto except in such courts and in accordance with the provisions of this Agreement, (c) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (d) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated by this Agreement in the courts of the State of New York or the United States of America located in the State of New York, and (e) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

        12.19 DAMAGES.
              -------

        Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other party for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity, relating to the breach or alleged breach of this Agreement. Each party agrees that it will not seek punitive damages as to any matter under, relating to, or arising out of this Agreement.

        12.20 ARBITRATION.
              -----------

        Except for a claim arising under Section 12.16, any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in New York City in accordance with (but not under the auspices of) the American Arbitration Association Commercial Arbitration Rules in effect on the date the notice specified below is given, except as set forth in the following sentences.
Within thirty (30) days after a demand for arbitration, each party shall appoint one arbitrator who shall be a disinterested person of recognized competence in the matter at issue; the two arbitrators so appointed shall select the third arbitrator who shall act as the sole arbitrator for the disputes in question.
If either party fails to name an initial arbitrator, the single arbitrator so named shall act as arbitrator. Any award rendered in such arbitration shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. Written notice of the demand for arbitration shall be delivered in accordance with Section 12.11. The fee of the arbitrator
shall be shared equally by the parties.   This agreement to arbitrate, and the
final ruling or decision of the arbitrator, shall be binding on the parties and specifically enforceable.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                            HCC WINDWARD L.L.C.

                            By:  Windward Capital Associates,
                                 L.P., a member

                                 By:  Windward Capital
                                      Associates, Inc.,
                                      its general partner

                            By:_______________________________
                               Name:
                               Title:


                            HCC INDUSTRIES INC.


                            By:_______________________________
                               Name:
                               Title:


                            WINDWARD CAPITAL ASSOCIATES, L.P.

                            By:  Windward Capital
                                 Associates, Inc.,
                                 its general partner

                            By:_______________________________
                               Name:
                               Title:

                            WINDWARD/PARK HCC L.L.C.

                            By:  Windward Capital Associates,
                                 L.P., its manager

                            By:  Windward Capital
                                 Associates, Inc.,
                                 its general partner


                            By:_______________________________
                               Name:
                               Title:


                            WINDWARD/MERBAN, L.P.

                            By:  Windward Capital Associates,
                                 L.P., its general partner

                            By:  Windward Capital
                                 Associates, Inc.,
                                 its general partner

                            By:_______________________________
                               Name:
                               Title:


                            WINDWARD/MERCHANT, L.P.

                            By:  Windward Capital Associates,
                                 L.P., its general partner

                            By:  Windward Capital
                                 Associates, Inc.,
                                 its general partner

                            By:_______________________________
                               Name:
                               Title:

                            METROPOLITAN LIFE INSURANCE COMPANY


                            By:_______________________________
                               Name:
                               Title:


                            ___________________________________
                            Andrew Goldfarb, Co Trustee for the Andrew and Denise Goldfarb Revocable Trust of 1995


                            ___________________________________
                            Denise Goldfarb, Co Trustee for the Andrew and Denise Goldfarb Revocable Trust of 1995


                            ____________________________________
                            Andrew Goldfarb, Co Trustee for the Andrew and Denise Goldfarb 1996 Unitrust


                            Northern Trust Bank of California N.A., Co Trustee for the Andrew and Denise Goldfarb 1996 Unitrust


                            By:   ______________________________
                            Its:  ______________________________


                            ____________________________________
                            Christopher Bateman


                            ____________________________________
                            Linda Rillorta


                            ____________________________________
                            Steven Goldfarb


                            ____________________________________
                            Richard Ferraid

                            ____________________________________
                            Debra Ferraid


                            ____________________________________
                            Steven Goldfarb, as Trustee of the Jessica Anne Goldfarb Irrevocable Trust


                            ____________________________________
                            Steven Goldfarb, as Trustee of the Rebecca Goldfarb Irrevocable Trust

                                   Exhibit A

                                 HCC Industries

                          Windward Securities Purchase

                                   Term Sheet


Buyer Entity               Buyer Entities will purchase $32,500,000 of equity
Securities Purchase        representing an approximately 65% interest in the
                           common stock of the Company.

                           MetLife (and in the case of the associated stock and warrants, Windward/Park), Windward/Merban and Windward/Merchant will purchase (i) 7 year subordinated debt bearing interest at 12% per annum, payable semi-annually in arrears, and (ii) (A) associated common stock of the Company representing 6% of the outstanding shares of Common Stock on the Closing Date, and (B) anti-dilution warrants which shall become exercisable upon vesting of any Management Options and any Performance Options. Such entities may arrange for the purchase of the subordinated debt (and the associated common stock and warrants) by third parties so long as such purchase is on terms no less favorable to the Company.